Exhibit 3.2

THE COMPANIES ACT 2006

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

SPECIALTY COPPER LISTCO PLC

COMPANY NUMBER: 15395590

CONTENTS

CLAUSE/PART

PART 1		1
INTERPRETATION AND LIMITATION OF LIABILITY		1
1	Defined terms	1
2	Liability of members	3

PART 2		4
DIRECTORS		4
	DIRECTORS’ POWERS AND RESPONSIBILITIES	4
3	Directors’ general authority	4
4	Change of Company name	4
5	Members’ reserve power	4
6	Powers of directors being less than minimum number	4
7	Members can call general meeting if not enough directors	4
8	Directors may delegate	5
9	Committees	5
	DECISION-MAKING BY DIRECTORS	5
10	Directors to take decisions collectively	5
11	Directors’ written resolutions	5
12	Calling a directors’ meeting	6
13	Participation in directors’ meetings	7
14	Quorum for directors’ meetings	7
15	Chairing of directors’ meetings	7
16	Voting at directors’ meetings: general rules	8
17	No casting vote of chairman at directors’ meetings	8
18	Directors’ conflicts of interest	8
19	Director’s interest in own appointment	11
20	Records of decisions to be kept	11
21	Directors’ discretion to make further rules	11
	APPOINTMENT, RETIREMENT AND TERMINATION OF APPOINTMENT OF DIRECTORS	11
22	Number of directors	11
23	Methods of appointing directors	11
24	Retirement of directors by rotation	12
25	Position of retiring director	12
26	Deemed re-appointment	12
27	Termination of director’s appointment	12
28	Resolution as to vacancy conclusive	13
29	Directors’ remuneration	13
30	Officers’ expenses	14
31	Pensions and other benefits	14
	ALTERNATE DIRECTORS	14
32	Appointment and removal of alternate directors	14
33	Rights and responsibilities of alternate directors	15
34	Termination of alternate directorship	16
	SECRETARY	16
35	Appointment and removal of secretary	16

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PART 3		17
DECISION-MAKING BY MEMBERS		17
	ORGANISATION OF GENERAL MEETINGS	17
36	Annual general meetings	17
37	Other general meetings	17
38	Convening general meetings	17
39	Notice of general meetings	17
40	Attendance and speaking at general meetings	18
41	Quorum for general meetings	20
42	Chairing general meetings	20
43	Attendance and speaking by directors and non-members	20
44	Adjournment	21
	VOTING AT GENERAL MEETINGS	22
45	Voting: general	22
46	Errors and disputes	22
47	Demanding a poll	23
48	Procedure on a poll	23
49	No casting vote	24
50	Voting by proxy	24
51	Content of proxy notices	25
52	Delivery of proxy notices	26
53	Representation of corporations at meetings	27
54	Amendments to resolutions	28
	RESTRICTIONS ON MEMBERS’ RIGHTS	28
55	No voting of shares on which money owed to Company	28
	APPLICATION OF RULES TO CLASS MEETINGS	28
56	Class meetings	28

PART 4		29
SHARES AND DISTRIBUTIONS		29
57	Rights attaching to shares	29
58	Allotment	31
59	Powers to issue different classes of share	31
60	Variation of class rights	31
61	Deemed variation	32
62	Payment of commissions on subscription for shares	32
	INTERESTS IN SHARES	32
63	Company not bound by less than absolute interests	32
	SHARE CERTIFICATES	32
64	Certificates to be issued except in certain cases	32
65	Contents and execution of share certificates	33
66	Consolidated share certificates	33
67	Replacement share certificates	34
68	Share warrants	34
	PARTLY PAID SHARES	35
69	Company’s lien over partly paid shares	35
70	Enforcement of the Company’s lien	35
71	Call notices	37
72	Liability to pay calls	37

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73	When call notice need not be issued	38
74	Failure to comply with call notice: automatic consequences	38
75	Notice of intended forfeiture	39
76	Directors’ power to forfeit shares	39
77	Effect of forfeiture	39
78	Extinction of claims	40
79	Procedure following forfeiture	40
80	Surrender of shares	41
	TRANSFER AND TRANSMISSION OF SHARES	41
81	Transfers	41
82	Transfers of shares	42
83	Right to refuse registration	42
84	Transmission of shares	43
85	Transmittees’ rights	43
86	Exercise of transmittees’ rights	43
87	Transmittees bound by prior notices	43
88	Secured Institution transfers	43
	CONSOLIDATION OF SHARES	44
89	Procedure for disposing of fractions of shares	44
	DISTRIBUTIONS	45
90	Procedure for declaring dividends	45
91	Calculation of dividends	45
92	Payment of dividends and other distributions	46
93	Deductions from distributions in respect of sums owed to the Company	47
94	No interest on distributions	47
95	Uncashed dividends	47
96	Unclaimed distributions	47
97	Non-cash distributions	48
98	Waiver of distributions	48
99	Reserves	49
	CAPITALISATION OF PROFITS	49
100	Authority to capitalise and appropriation of capitalised sums	49

PART 5		50
MISCELLANEOUS PROVISIONS		50
	COMMUNICATIONS	50
101	Means of communication to be used	50
102	Power to reduce capital in any way	51
103	Failure to notify contact details	52
104	Notice by advertisement	52
	ADMINISTRATIVE ARRANGEMENTS	52
105	Company seals	52
106	Destruction of documents	53
107	Accounts to be sent to members	54
108	Summary financial statements	55
109	No right to inspect accounts and other records	55
110	Provision for employees on cessation of business	55
111	Record dates	55
	DIRECTORS’ INDEMNITY AND INSURANCE	55
112	Indemnity	55
113	Insurance	56

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PART 1

INTERPRETATION AND LIMITATION OF LIABILITY

1	Defined terms

1.1	In these Articles, unless the context requires otherwise:

alternate or alternate director has the meaning given to that term in Article 32.1;

appointor has the meaning given to that term in Article 32.1;

Articles means the Company’s articles of association for the time being in force;

bankruptcy includes individual insolvency proceedings in a jurisdiction other than England and Wales or Northern Ireland which have an effect similar to that of bankruptcy;

CA 2006 means the Companies Act 2006;

call has the meaning given to that term in Article 71.1;

call notice has the meaning given to that term in Article 71.1;

certificate means a paper certificate (other than a share warrant) evidencing a person’s title to specified shares or other securities;

chairman has the meaning given to that term in Article 15;

chairman of the meeting has the meaning given to that term in Article 42.3;

Clear Days means (in relation to the period of a notice) that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

Companies Acts means the Companies Acts (as defined in section 2 of CA 2006), in so far as they apply to the Company;

Company’s lien has the meaning given in Article 69.1;

Conflict has the meaning given to that term in Article 18.2;

conflicted director means a director who has, or could have, a Conflict in a situation involving the Company and consequently whose vote is not to be counted in respect of any resolution to authorise such Conflict and who is not to be counted as participating in the quorum for the meeting (or part of the meeting) at which such resolution is to be voted upon;

director means a director of the Company, and includes any person occupying the position of director, by whatever name called;

distribution recipient has the meaning given to that term in Article 92.2;

document includes, unless otherwise specified, any document sent or supplied in electronic form;

electronic form has the meaning given to that term in section 1168 of CA 2006;

fully paid in relation to a share, means that the nominal value and any premium to be paid to the Company in respect of that share have been paid to the Company;

hard copy form has the meaning given to that term in section 1168 of CA 2006;

holder in relation to shares means the person whose name is entered in the register of members as the holder of the shares, or, in the case of a share in respect of which a share warrant has been issued (and not cancelled), the person in possession of that warrant;

instrument means a document in hard copy form;

lien enforcement notice has the meaning given to that term in Article 70.2;

meeting means a meeting convened and held in any manner permitted by these Articles (including a general meeting at which some (but not all) those entitled to be present attend and participate by means of electronic facility or facilities, and such persons shall be deemed to be present at that meeting for all purposes of CA 2006 and these Articles) and shall not be taken as requiring more than one person to be present if any quorum requirement can be satisfied by one person;

member has the meaning given in section 112 of CA 2006;

non-conflicted director means any director who is not a conflicted director;

ordinary resolution has the meaning given in section 282 of CA 2006;

paid means paid or credited as paid;

participate, in relation to a directors’ meeting, has the meaning given in Article 13;

partly paid in relation to a share means that part of that share’s nominal value or any premium at which it was issued has not been paid to the Company;

proxy notice has the meaning given to that term in Article 51;

securities seal has the meaning given in Article 65.2.1;

shares means shares in the Company;

special resolution has the meaning given to that term in section 283 of CA 2006;

subsidiary has the meaning given to that term in section 1159 of CA 2006;

transmittee means a person entitled to a share by reason of the death or bankruptcy of a holder or otherwise by operation of law;

United Kingdom means Great Britain and Northern Ireland; and

writing means the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether sent or supplied in electronic form or otherwise.

1.2	Save as otherwise specifically provided in these Articles, unless the context otherwise requires, words and expressions which have particular meanings in CA 2006 as in force on the date when these Articles become binding on the Company shall have the same meanings in these Articles.

1.3	Headings in these Articles are used for convenience only and shall not affect the construction or interpretation of these Articles.

1.4	Unless expressly provided otherwise, a reference to a statute, statutory provision or subordinate legislation is a reference to it as it is in force from time to time and shall include any orders, regulations or subordinate legislation from time to time made under it and any amendment or re-enactment of it or any such orders, regulations or subordinate legislation for the time being in force.

1.5	Any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

1.6	No regulations set out in any statute or in any statutory instrument or other subordinate legislation concerning companies, including the model articles for public companies limited by shares contained in Schedule 3 of the Companies (Model Articles) Regulations 2008 (SI 2009/3229) as amended prior to the date of adoption of these Articles, shall apply to the Company, but the following shall be the articles of association of the Company.

2	Liability of members

The liability of the members is limited to the amount, if any, unpaid on the shares held by them.

PART 2

DIRECTORS

DIRECTORS’ POWERS AND RESPONSIBILITIES

3	Directors’ general authority

Subject to these Articles and to the applicable provisions for the time being of the Companies Acts, the directors are responsible for the management of the Company’s business, for which purpose they may exercise all the powers of the Company.

4	Change of Company name

Without prejudice to the generality of Article 3, the directors may resolve in accordance with Article 10 to change the Company’s name.

5	Members’ reserve power

5.1	The members may, by special resolution, direct the directors to take, or refrain from taking, specified action.

5.2	No such special resolution invalidates anything which the directors have done before the passing of the resolution.

6	Powers of directors being less than minimum number

If the number of directors is less than the minimum for the time being prescribed by these Articles, the remaining director (or directors where such minimum is three or more) shall act only for the purposes of appointing an additional director or directors to make up such minimum or of convening a general meeting of the Company for the purpose of making such appointment.

7	Members can call general meeting if not enough directors

7.1	If:

7.1.1	the Company has fewer than two directors, and

7.1.2	the director (if any) is unable or unwilling to appoint sufficient directors to make up a quorum or to call a general meeting to do so,

then two or more members may call a general meeting (or instruct the Company secretary to do so) for the purpose of appointing one or more directors. Subject to the provisions of these Articles, any additional director so appointed shall hold office only until the dissolution of the annual general meeting of the Company next following such appointment unless he is re-elected during such meeting.

8	Directors may delegate

8.1	Subject to these Articles, the directors may delegate any of the powers which are conferred on them under these Articles:

8.1.1	to such person or committee;

8.1.2	by such means (including by power of attorney);

8.1.3	to such an extent;

8.1.4	in relation to such matters or territories; and

8.1.5	on such terms and conditions,

as they think fit.

8.2	If the directors so specify, any such delegation may authorise further delegation of the directors’ powers by any person to whom they are delegated.

8.3	The directors may revoke any delegation in whole or part, or alter its terms and conditions.

9	Committees

9.1	Committees to which the directors delegate any of their powers must follow procedures which are based as far as they are applicable on those provisions of these Articles which govern the taking of decisions by directors.

9.2	The directors may make rules of procedure for all or any committees, which prevail over rules derived from these Articles if they are not consistent with them.

9.3	Where a provision of these Articles refers to the exercise of a power, authority or discretion by the directors and that power, authority or discretion has been delegated by the directors to a committee, the provision shall be construed as permitting the exercise of the power, authority or discretion by the committee.

DECISION-MAKING BY DIRECTORS

10	Directors to take decisions collectively

10.1	The general rule about decision-making by directors is that any decision of the directors must be taken as a majority decision at a meeting or as a directors’ written resolution in accordance with Article 11 (Directors’ written resolutions).

10.2	Subject to these Articles, each director participating in a directors’ meeting has one vote.

11	Directors’ written resolutions

11.1	Any director may propose a directors’ written resolution by giving notice in writing of the proposed resolution to each of the other directors (including alternate directors).

11.2	The Company secretary must propose a directors’ written resolution if a director so requests by giving notice in writing of the proposed resolution to each of the other directors (including alternate directors).

11.3	Notice of a proposed directors’ written resolution must indicate:

11.3.1	the proposed resolution; and

11.3.2	the time by which it is proposed that the directors should adopt it.

11.4	A proposed directors’ written resolution is adopted when all of the non-conflicted directors (or their alternates) have signed one or more copies of it, provided that those directors (or their alternates) would have formed a quorum at a directors’ meeting (or at a meeting of a committee of the directors, as the case may be) were the resolution to have been proposed at such meeting.

11.5	Once a directors’ written resolution has been adopted, it must be treated as if it had been a decision taken at a directors’ meeting (or at a meeting of a committee of the directors, as the case may be) in accordance with these Articles.

11.6	It is immaterial whether any director signs the resolution before or after the time by which the notice proposed that it should be adopted.

12	Calling a directors’ meeting

12.1	Any director may call a directors’ meeting by giving notice of the meeting to each of the directors (including alternate directors), whether or not he is absent from the United Kingdom, or by authorising the Company secretary to give such notice.

12.2	Notice of any directors’ meeting must indicate:

12.2.1	its proposed date and time;

12.2.2	where it is to take place; and

12.2.3	if it is anticipated that directors participating in the meeting will not be in the same place, how it is proposed that they should communicate with each other during the meeting.

12.3	Subject to Article 12.4, notice of a directors’ meeting must be given to each director but need not be in writing.

12.4	Notice of a directors’ meeting need not be given to directors who waive their entitlement to notice of that meeting, by giving notice in writing to that effect to the Company prior to or up to and including not more than seven days after the date on which the meeting is held. Where such notice is given after the meeting has been held, that does not affect the validity of the meeting, or of any business conducted at it.

13	Participation in directors’ meetings

13.1	Subject to these Articles, directors participate in a directors’ meeting, or part of a directors’ meeting, when:

13.1.1	the meeting has been called and takes place in accordance with these Articles; and

13.1.2	they can each communicate to the others any information or opinions they have on any particular item of the business of the meeting.

13.2	In determining whether directors are participating in a directors’ meeting, it is irrelevant where any director is or how they communicate with each other.

13.3	If all the directors participating in a meeting are not in the same place, they may decide that the meeting is to be treated as taking place wherever any of them is.

14	Quorum for directors’ meetings

14.1	At a directors’ meeting, unless a quorum is participating, no proposal is to be voted on, except a proposal to call another meeting.

14.2	Subject to Article 14.3, the quorum for the transaction of business at a meeting of directors may be fixed from time to time by a decision of the directors, but it must never be less than two directors, and unless otherwise fixed it is two.

14.3	For the purposes of any meeting (or part of a meeting) held pursuant to Article 18 (Directors’ conflicts of interest) to authorise a director’s Conflict, if there is only one non-conflicted director in office in addition to the conflicted director(s), the quorum for such meeting (or part of a meeting) shall be one non-conflicted director.

15	Chairing of directors’ meetings

15.1	The directors may appoint a director to chair their meetings.

15.2	The person so appointed for the time being is known as the chairman.

15.3	The directors may appoint other directors as deputy or assistant chairmen to chair directors’ meetings in the chairman’s absence.

15.4	The directors may terminate the appointment of the chairman, deputy or assistant chairman at any time.

15.5	If none of the chairman, deputy or assistant chairman nor any director appointed generally to chair directors’ meetings in the chairman’s absence is participating in a meeting within ten minutes of the time at which it was to start, the participating directors must appoint one of themselves to chair it.

16	Voting at directors’ meetings: general rules

16.1	Subject to these Articles, a decision is taken at a directors’ meeting by a majority of the votes of the participating non-conflicted directors.

16.2	Subject to these Articles, each director participating in a directors’ meeting has one vote.

17	No casting vote of chairman at directors’ meetings

If the number of votes for and against a proposal are equal, the chairman or other director chairing the meeting shall not have a casting vote.

18	Directors’ conflicts of interest

18.1	For the purposes of this Article 18, a conflict of interest includes a conflict of interest and duty and a conflict of duties, and interest includes both direct and indirect interests.

18.2	The directors may, in accordance with the requirements set out in this Article 18, authorise any matter proposed to them by any director which would, if not authorised, involve a director breaching his duty under section 175 of CA 2006 to avoid conflicts of interest (such matter being referred to in these Articles as a Conflict).

18.3	A director seeking authorisation in respect of a Conflict shall declare to the other directors the nature and extent of his interest in a Conflict as soon as is reasonably practicable. The director shall provide the other directors with such details of the relevant matter as are necessary for the other directors to decide how to address the Conflict together with such other information as may be requested by the other directors.

18.4	Any authorisation under this Article 18 will be effective only if:

18.4.1	the matter in question shall have been proposed by any director for consideration at a meeting of directors in the same way that any other matter may be proposed to the directors under the provisions of these Articles or in such other manner as the directors may determine;

18.4.2	any requirement as to the quorum at the meeting of the directors at which the matter is considered is met without counting the director in question and any other conflicted director(s); and

18.4.3	the matter was agreed to without the director and any other conflicted director(s) voting or would have been agreed to if their votes had not been counted.

18.5	Any authorisation of a Conflict under this Article 18 may (whether at the time of giving the authorisation or subsequently):

18.5.1	extend to any actual or potential conflict of interest which may reasonably be expected to arise out of the Conflict so authorised;

18.5.2	be subject to such terms and for such duration, or impose such limits or conditions as the directors may determine; or

18.5.3	be terminated or varied by the directors at any time.

This will not affect anything done by the director prior to such termination or variation in accordance with the terms of the authorisation.

18.6	In authorising a Conflict the directors may decide (whether at the time of giving the authorisation or subsequently) that if a director has obtained any information through his involvement in the Conflict otherwise than as a director of the Company and in respect of which he owes a duty of confidentiality to another person the director is under no obligation to:

18.6.1	disclose such information to the directors or to any director or other officer or employee of the Company; or

18.6.2	use or apply any such information in performing his duties as a director,

where to do so would amount to a breach of that confidence.

18.7	Where the directors authorise a Conflict they may provide, without limitation (whether at the time of giving the authorisation or subsequently) that the director:

18.7.1	is excluded from discussions (whether at meetings of directors or otherwise) related to the Conflict;

18.7.2	is not given any documents or other information relating to the Conflict;

18.7.3	may or may not vote (or may or may not be counted in the quorum) at any future meeting of directors in relation to any resolution relating to the Conflict.

18.8	Where the directors authorise a Conflict:

18.8.1	the director will be obliged to conduct himself in accordance with any terms, limits and/or conditions imposed by the directors in relation to the Conflict;

18.8.2	the director will not infringe any duty he owes to the Company by virtue of sections 171 to 177 of CA 2006 provided he acts in accordance with such terms, limits and/or conditions (if any) as the directors impose in respect of its authorisation.

18.9	Subject to the applicable provisions for the time being of the Companies Acts and to any terms, limits and/or conditions imposed by the directors in accordance with Article 18.5.2 and provided that he has disclosed to the directors the nature and extent of any interest of his in accordance with the Companies Acts, a director notwithstanding his office:

18.9.1	may be a party to, or otherwise interested in, any contract, transaction or arrangement with the Company or in which the Company is otherwise interested;

18.9.2	shall be counted as participating for voting and quorum purposes in any decision in connection with any proposed or existing transaction or arrangement with the Company, in which he is in any way directly or indirectly interested;

18.9.3	may act by himself or his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a director;

18.9.4	may be a director or other officer of, or employed by, or a party to any contract, transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is otherwise interested; and

18.9.5	shall not, by reason of his being a director (or because of the fiduciary relationship established by reason of being a director), be accountable to the Company for any remuneration, profit or other benefit which he (or anyone connected with him (as defined in section 252 of CA 2006) derives:

18.9.5.1	from or in connection with a relationship involving a Conflict which has been authorised by the directors or by the Company in general meeting (subject in each case to any terms, limits or conditions attaching to that authorisation);

18.9.5.2	from any such office or employment; or

18.9.5.3	from any such contract, transaction or arrangement; or

18.9.5.4	from any interest in any such body corporate,

and no such contract, transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit, nor shall the receipt of any such remuneration or benefit constitute a breach of his duty under section 176 of CA 2006.

18.10	For the purposes of this Article, references to proposed decisions and decision-making processes include any directors’ meeting or part of a directors’ meeting.

18.11	Subject to Article 18.12, if a question arises at a meeting of directors or of a committee of directors as to the right of a director to participate in the meeting (or part of the meeting) for voting or quorum purposes, the question may, before the conclusion of the meeting, be referred to the chairman whose ruling in relation to any director other than the chairman is to be final and conclusive.

18.12	If any question as to the right to participate in the meeting (or part of the meeting) should arise in respect of the chairman, the question is to be decided by a decision of the directors at that meeting, for which purpose the chairman is not to be counted as participating in the meeting (or that part of the meeting) for voting or quorum purposes.

19	Director’s interest in own appointment

A director shall not vote or be counted in the quorum on any resolution of the directors or committee of the directors concerning his own appointment (including fixing or varying the terms of his appointment or its termination) as the holder of any office or place of profit with the Company or any company in which the Company is interested. Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment or its termination) of two or more directors to offices or places of profit with the Company or any company in which the Company is interested, such proposals shall be divided and a separate resolution considered in relation to each director. In such case each of the directors concerned (if not otherwise debarred from voting under these Articles) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

20	Records of decisions to be kept

The directors must ensure that the Company keeps a record, in writing, for at least ten years from the date of the decision recorded, of every decision taken by the directors.

21	Directors’ discretion to make further rules

Subject to these Articles, the directors may make any rule which they think fit about how they take decisions, and about how such rules are to be recorded or communicated to directors.

APPOINTMENT, RETIREMENT AND TERMINATION OF APPOINTMENT OF DIRECTORS

22	Number of directors

Unless otherwise determined by ordinary resolution, the number of directors (other than alternate directors) shall not be subject to any maximum but shall not be less than two.

23	Methods of appointing directors

23.1	Subject to Article 6, any person who is willing to act as a director, and is permitted by law to do so, may be appointed to be a director:

23.1.1	by ordinary resolution; or

23.1.2	by a decision of the directors.

23.2	In any case where, as a result of death or bankruptcy, the Company has no members and no directors, the transmittee(s) of the last member to have died or to have a bankruptcy order made against him (as the case may be) shall have the right, by notice in writing, to appoint a person (including a transmittee who is a natural person), who is willing to act and is permitted to do so, to be a director.

23.3	For the purposes of Article 23.2, where two or more members die in circumstances rendering it uncertain who was the last to die, a younger member is deemed to have survived an older member.

24	Retirement of directors by rotation

24.1	At the first annual general meeting all the directors must retire from office.

24.2	At every subsequent annual general meeting any directors who:

24.2.1	have been appointed by the directors since the last annual general meeting; or

24.2.2	were not appointed or reappointed at one of the preceding two annual general meetings,

must retire from office and may offer themselves for reappointment by the members.

25	Position of retiring director

A director who retires at an annual general meeting (whether by rotation or otherwise) may, if willing to act, be re-appointed. If he is not re-appointed or deemed to have been re-appointed, he shall retain office until the meeting appoints someone in his place or, if it does not do so, until the end of the meeting.

26	Deemed re-appointment

At any annual general meeting at which a director retires by rotation the Company may fill the vacancy and, if it does not do so, the retiring director shall, if willing, be deemed to have been re-appointed unless it is expressly resolved not to fill the vacancy or a resolution for the re-appointment of the director is put to the meeting and lost.

27	Termination of director’s appointment

27.1	A person ceases to be a director as soon as:

27.1.1	that person ceases to be a director by virtue of any provision of CA 2006 or is prohibited from being a director by law;

27.1.2	a bankruptcy order or interim receiving order is made against that person;

27.1.3	a composition is made with that person’s creditors generally in satisfaction of that person’s debts or he applies to the court for an interim order under section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under that Act and the Company resolves that his office be vacated;

27.1.4	a registered medical practitioner who is treating that person gives a written opinion to the Company stating that that person has become physically or mentally incapable of acting as a director and may remain so for more than three months;

27.1.5	both he and his alternate director appointed pursuant to the provisions of these Articles (if any) are absent, without the permission of the Directors, from directors’ meetings, for six consecutive months and the directors resolve that his office be vacated;

27.1.6	notification is received by the Company from the director that the director is resigning from office as director, and such resignation has taken effect in accordance with its terms;

27.1.7	he is removed from office by notice in writing signed by all the other directors (without prejudice to any claim for damages which he may have for breach of any contract between him and the Company) and, for this purpose, a set of like notices each signed by one or more of the directors shall be as effective as a single notice signed by the requisite number of directors (and for these purposes (i) an alternate director appointed by him acting in his capacity as such shall be excluded and (ii) a director and his alternate appointed by such director and acting in his capacity as such shall constitute a single director so that signature by either shall be sufficient); or

27.1.8	in the case of any director who holds any executive office with the Company, his appointment as such is terminated or expires and the directors resolve that his office be vacated.

28	Resolution as to vacancy conclusive

A resolution of the directors declaring a director to have vacated office under the terms of Article 27.1.8 shall be conclusive as to the fact and grounds of vacation stated in the resolution.

29	Directors’ remuneration

29.1	Directors may undertake any services for the Company that the directors decide.

29.2	Directors are entitled to such remuneration as the directors determine for:

29.2.1	their services to the Company as directors; and

29.2.2	any other service which they undertake for the Company.

Such sum (unless otherwise directed by the resolution of the Company by which it is voted) shall be divided among the directors in such proportions and in such manner as the directors may determine or, in default of such determination, equally (except that in such event any director holding office for less than the whole of the relevant period in respect of which the fees are paid shall only rank in such division in proportion to the time during such period for which he holds office). Any fees payable pursuant to this Article shall be distinct from any salary, remuneration, expenses or other amounts payable to a director pursuant to any other provisions of these Articles and shall accrue from day to day.

29.3	Subject to these Articles, a director’s remuneration may:

29.3.1	take any form; and

29.3.2	include any arrangements in connection with the payment of a pension, allowance or gratuity, or any death, sickness or disability benefits, to or in respect of that director.

29.4	Unless the directors decide otherwise, directors’ remuneration accrues from day to day.

29.5	Unless the directors decide otherwise, directors are not accountable to the Company for any remuneration which they receive as directors or other officers or employees of the Company’s subsidiaries or of any other body corporate in which the Company is interested.

30	Officers’ expenses

30.1	The Company may pay any reasonable expenses which the directors (including alternate directors) and the Company secretary properly incur in connection with their attendance at:

30.1.1	meetings of directors or committees of directors;

30.1.2	general meetings; or

30.1.3	separate meetings of the holders of any class of shares or of debentures of the Company,

or otherwise in connection with the exercise of their powers and the discharge of their responsibilities in relation to the Company.

31	Pensions and other benefits

The directors may exercise all the powers of the Company to provide pensions or other retirement or superannuation benefits and to provide death or disability benefits or other allowances or gratuities (whether by insurance or otherwise) for, or to institute and maintain any institution, association, society, club, trust, other establishment or profit-sharing, share incentive, share purchase or employees share scheme calculated to advance the interests of the Company or to benefit, any person who is or has at any time been a director or employee of the Company or any company which is a holding company or a subsidiary undertaking of or allied to or associated with the Company or any such holding company or subsidiary undertaking or any predecessor in business of the Company or of any such holding company or subsidiary undertaking, and for any member of his family (including a spouse or former spouse) and any person who is or was dependent on him. For such purpose the directors may establish, maintain, subscribe and contribute to any scheme, institution, association, club, trust or fund and pay premiums and, subject to the provisions of the Companies Acts, lend money or make payments to, guarantee or give an indemnity in respect of, or give any financial or other assistance in connection with any of the aforesaid matters. The directors may procure any of such matters to be done by the Company either alone or in conjunction with any other person. Any director or former director shall be entitled to receive and retain for his own benefit any pension or other benefit provided under this Article and shall not be obliged to account for it to the Company.

ALTERNATE DIRECTORS

32	Appointment and removal of alternate directors

32.1	Any director (appointor) may appoint as an alternate any other director, or any other person approved by resolution of the directors, to:

32.1.1	exercise that director’s powers; and

32.1.2	carry out that director’s responsibilities,

in relation to the taking of decisions by the directors in the absence of that appointor.

32.2	Any appointment or removal of an alternate must be effected by notice in writing to the Company signed by the appointor, or in any other manner approved by the directors.

32.3	The notice must:

32.3.1	identify the proposed alternate; and

32.3.2	in the case of a notice of appointment, contain a statement signed by the proposed alternate that the proposed alternate is willing to act as the alternate of the director giving the notice.

32.4	An alternate director need not hold a share qualification and shall not be counted in reckoning any maximum or minimum number of directors allowed by these Articles.

33	Rights and responsibilities of alternate directors

33.1	An alternate director may act as alternate to more than one director and, in his capacity as alternate for a director, has the same rights, in relation to any decision of the directors, as that director.

33.2	Except as these Articles specify otherwise, alternate directors:

33.2.1	are deemed for all purposes to be directors;

33.2.2	are liable for their own acts and omissions;

33.2.3	are subject to the same restrictions as their appointors; and

33.2.4	are not deemed to be agents of or for their appointors,

and, in particular but without limitation, each alternate director shall (subject to his giving to the Company an address within the United Kingdom at which notices may be served on him) be entitled to receive notice of all meetings of directors and of all meetings of committees of directors of which his appointor is a member.

33.3	A person who is an alternate director but not a director:

33.3.1	may be counted as participating for the purposes of determining whether a quorum is participating (but only if that person’s appointor is not participating and provided that no alternate may be counted as more than one director for such purposes); and

33.3.2	may sign a written resolution (but only if it is not signed or to be signed by that person’s appointor).

33.4	A director who is also an alternate director has an additional vote on behalf of each appointor who is:

33.4.1	not participating in a directors’ meeting; and

33.4.2	would have been entitled to vote if they were participating in it,

but he shall not be counted as more than one director for the purpose of determining whether a quorum is present.

33.5	An alternate director shall be entitled to contract and be interested in and benefit from contracts or arrangements with the Company and to be repaid expenses and to be indemnified to the same extent mutatis mutandis as if he were a director. An alternate director is not entitled to receive any remuneration from the Company for serving as an alternate director except such part of the alternate’s appointor’s remuneration as the appointor may direct by notice in writing made to the Company. Subject to this Article, the Company shall pay to the alternate director such expenses as might properly have been paid to him if he had been a director.

33.6	An alternate director will be an officer of the Company and will alone be responsible to the Company for his own acts and defaults and will not be deemed to be the agent of the appointor.

34	Termination of alternate directorship

34.1	An alternate director’s appointment as an alternate for any appointor terminates:

34.1.1	when that appointor revokes the appointment by notice to the Company in writing specifying when it is to terminate;

34.1.2	notification is received by the Company from the alternate that the alternate is resigning as alternate for that appointor and such resignation has taken effect in accordance with its terms;

34.1.3	on the occurrence, in relation to the alternate, of any event which, if it occurred in relation to that appointor, would result in the termination of that appointor’s appointment as a director;

34.1.4	on the death of that appointor; or

34.1.5	when the alternate’s appointor’s appointment as a director terminates, except that an alternate’s appointment as an alternate does not terminate when the appointor retires by rotation at a general meeting and is then re-appointed as a director at the same general meeting.

SECRETARY

35	Appointment and removal of secretary

The directors may appoint any person who is willing to act as the Company secretary for such term, at such remuneration, and upon such conditions as they may think fit and from time to time remove such person and, if the directors so decide, appoint a replacement, in each case by a decision of the directors.

PART 3

DECISION-MAKING BY MEMBERS

ORGANISATION OF GENERAL MEETINGS

36	Annual general meetings

Subject to the provisions of the Companies Acts, annual general meetings shall be held at such time and place or places as the directors may determine.

37	Other general meetings

All general meetings, other than annual general meetings, shall be called general meetings.

38	Convening general meetings

The directors may call general meetings and, on the requisition of members pursuant to the provisions of CA 2006, shall forthwith proceed to convene a general meeting in accordance with CA 2006. If there are not within the United Kingdom sufficient directors to call a general meeting, any director or the members requisitioning the meeting (or any of them representing more than one half of the total voting rights of them all) may call a general meeting.

39	Notice of general meetings

39.1	Subject to Article 39.2, general meetings (other than an adjourned meeting) shall be called by notice of:

39.1.1	in the case of an annual general meeting, at least twenty-one Clear Days; and

39.1.2	in the case of any other general meeting, at least fourteen Clear Days.

39.2	A general meeting may be called by shorter notice if it is so agreed by:

39.2.1	in the case of an annual general meeting, all the members entitled to attend and vote at that general meeting; and

39.2.2	in the case of any other general meeting, a majority in number of the members having a right to attend and vote, being a majority together holding not less than ninety five per cent (95%) in nominal value of the shares at the meeting, giving that right.

39.3	The notice shall specify:

39.3.1	(if applicable) that the meeting is an annual general meeting;

39.3.2	the date, time and place of the meeting (including any satellite meeting place or places arranged for the purposes of Article 40.6, which shall be identified as such in the notice);

39.3.3	the general nature of the business to be dealt with at the meeting;

39.3.4	the terms of any resolution to be proposed at the meeting;

39.3.5	if the meeting is convened to consider a special resolution, the intention to propose the resolution as such; and

39.3.6	with reasonable prominence, that a member entitled to attend and vote at the meeting is entitled to appoint one or more proxies to attend, speak and vote instead of him and that a proxy need not also be a member.

39.4	Subject to the provisions of these Articles and to any restrictions imposed on any shares, the notice shall be given to all members, to all persons entitled to a share in consequence of the death or bankruptcy of a member (if the Company has been notified of their entitlement) and to the directors, alternate directors and the auditors for the time being of the Company.

39.5	The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

39.6	If, after a notice convening a general meeting of the Company has been despatched or made available to members but before the meeting has been held (or after the adjournment of a general meeting but before the adjourned meeting is held, whether or not notice of the adjourned meeting is required), the directors becomes aware of any fact, event or circumstances which, in the directors’ opinion, would make it impractical or inappropriate to hold the general meeting on the date or at the time or place declared (or places, in the case of a general meeting to which Article 40.6 applies), the directors may give notice pursuant to Article 104 to those entitled to receive the notice pursuant to Article 39.4 either cancelling such meeting or postponing such meeting to a time and date which is not less than fourteen Clear Days (or, where the meeting is an annual general meeting, twenty-one Clear Days) from the date of such notice, which shall also specify the place (or places, in the case of a general meeting to which Article 40.6 applies) at which such postponed meeting shall be held.

40	Attendance and speaking at general meetings

40.1	A person is able to exercise the right to speak at a general meeting when that person is in a position to communicate to all those attending the meeting, during the meeting, any information or opinions which that person has on the business of the meeting.

40.2	A person is able to exercise the right to vote at a general meeting when:

40.2.1	that person is able to vote, during the meeting, on resolutions put to the vote at the meeting; and

40.2.2	that person’s vote can be taken into account in determining whether or not such resolutions are passed at the same time as the votes of all the other persons attending the meeting.

40.3	The directors may make whatever arrangements they consider appropriate to enable those attending a general meeting to exercise their rights to speak or vote at it.

40.4	In determining attendance at a general meeting, it is immaterial whether any two or more members attending it are in the same place as each other.

40.5	Two or more persons who are not in the same place as each other attend a general meeting if their circumstances are such that if they have (or were to have) rights to speak and vote at that meeting, they are (or would be) able to exercise them.

40.6	The directors may resolve to enable persons entitled to attend a general meeting to do so by simultaneous attendance and participation at one or more satellite meeting places anywhere in the world. Members present in person or by proxy at satellite meeting places shall be counted in the quorum for, and entitled to vote at, the general meeting in question, and that meeting shall be duly constituted and its proceedings valid if the chairman of the general meeting is satisfied that adequate facilities are available throughout the general meeting to ensure that members attending at all the meeting places are able to:

40.6.1	participate in the business for which the meeting has been convened;

40.6.2	hear and see all persons who speak (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) in the principal meeting place and any satellite meeting place; and

40.6.3	be heard and seen by all other persons so present in the same manner.

40.7	The chairman of the general meeting shall be present at, and the meeting shall be deemed to take place at, the principal meeting place.

40.8	The directors may make arrangements for persons entitled to attend a general meeting or an adjourned general meeting to be able to view and hear the proceedings of the general meeting or adjourned general meeting and to speak at the meeting (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) by attending at a venue or venues anywhere in the world not being a satellite meeting place. Those attending at any such venue shall not be regarded as present at the general meeting or adjourned general meeting and shall not be entitled to vote at the meeting at or from that venue. The inability for any reason of any member present in person or by proxy at such a venue to view or hear all or any of the proceedings of the meeting or to speak at the meeting shall not in any way affect the validity of the proceedings of the meeting.

40.9	Nothing in these Articles precludes the holding and conducting of a general meeting in such a way that persons who are not present together at the same place or places may by electronic means attend and participate in it.

41	Quorum for general meetings

41.1	No business shall be transacted at any meeting unless a quorum is present at the time when such business is transacted. Subject to section 318(2) of CA 2006, two qualifying persons (as defined in section 318(3) of CA 2006) entitled to vote upon the business to be transacted shall be a quorum; provided that if the Company has only a single member, the quorum shall be one such qualifying person.

41.2	No business other than the appointment of the chairman of the meeting is to be transacted at a general meeting if the persons attending it do not constitute a quorum.

42	Chairing general meetings

42.1	If the directors have appointed a chairman, the chairman shall chair general meetings if present and willing to do so.

42.2	If the directors have not appointed a chairman, or if the chairman is unwilling to chair the meeting or is not present within ten minutes of the time at which a meeting was due to start:

42.2.1	the directors present; or

42.2.2	(if no directors are present), the meeting,

must appoint a director or member to chair the meeting, and the appointment of the chairman of the meeting must be the first business of the meeting.

42.3	The person chairing a meeting in accordance with this Article is referred to as the chairman of the meeting.

42.4	The chairman of each general meeting may take such action as he considers appropriate to permit the orderly conduct of the business of the meeting as set out in the notice of the meeting. The chairman’s decision on points of order, matters of procedure or on matters arising incidentally from the business of the meeting shall be final and conclusive, as shall his determination as to whether any point or matter is of such a nature.

43	Attendance and speaking by directors and non-members

43.1	Directors may attend and speak at general meetings and at any separate meeting of the holders of any class of shares of the Company, whether or not they are members.

43.2	The chairman of the meeting may permit other persons who are not:

43.2.1	members of the Company; or

43.2.2	otherwise entitled to exercise the rights of members in relation to general meetings,

to attend and speak at a general meeting.

44	Adjournment

44.1	If the persons attending a general meeting within half an hour of the time at which the meeting was due to start do not constitute a quorum, or if during a meeting a quorum ceases to be present, the meeting shall:

44.1.1	if convened on the requisition of members, be dissolved; or

44.1.2	in any other case, be adjourned by the chairman of the meeting.

The adjourned meeting must be held no less than ten Clear Days after it was adjourned.

If, at the adjourned meeting, a quorum is not present within half an hour from the time appointed for the meeting, the meeting shall be dissolved.

44.2	The chairman of the meeting may adjourn a general meeting at which a quorum is present if:

44.2.1	the meeting consents to an adjournment; or

44.2.2	it appears to the chairman of the meeting that an adjournment is necessary to protect the safety of any person attending the meeting or to give all persons entitled to do so a reasonable opportunity of attending, speaking and voting at the meeting or to ensure that the business of the meeting is conducted in an orderly manner.

44.3	The chairman of the meeting must adjourn a general meeting if directed to do so by the meeting.

44.4	Subject to Article 44.1, when adjourning a general meeting, the chairman of the meeting must:

44.4.1	either specify the time and place (or places, in the case of a general meeting to which Article 40.6 applies) to which it is adjourned or state that it is to continue at a time and place (or places, in the case of a general meeting to which Article 40.6 applies) to be fixed by the directors; and

44.4.2	have regard to any directions as to the time and place (or places, in the case of a general meeting to which Article 40.6 applies) of any adjournment which have been given by the meeting.

44.5	Subject to CA 2006 and to Article 44.1:

44.5.1	if new business which was not covered in the original notice is to be dealt with at the reconvened meeting, then fourteen Clear Days’ notice of the reconvened meeting shall be given; or

44.5.2	subject to Article 44.5.1, if the continuation of an adjourned meeting is to take place more than fourteen days after it was adjourned, the Company must give at least seven Clear Days’ notice of it.

44.6	Notice of an adjourned meeting shall be given to the same persons to whom notice of the Company’s general meetings is required to be given and shall contain the same information which such notice is required to contain.

44.7	No business may be transacted at an adjourned general meeting which could not properly have been transacted at the meeting if the adjournment had not taken place.

VOTING AT GENERAL MEETINGS

45	Voting: general

45.1	A resolution put to the vote of a general meeting must be decided on a show of hands unless a poll is duly demanded in accordance with these Articles. Subject to the Companies Acts and to any rights or restrictions attached to any shares, on a show of hands, every member who (being an individual) is present in person or (being a corporation) is present by a duly authorised representative (unless the representative is himself a member, in which case he shall have more than one vote) shall have one vote.

45.2	The Company shall not be entitled to exercise any voting rights, whether on a show of hands or on a poll, in respect of any shares held by it as treasury shares.

45.3	In the case of joint holders the vote of the senior who tenders a vote shall be accepted to the exclusion of the votes of the other joint holders; and seniority shall be determined by the order in which the names of the holders stand in the register of members.

45.4	Unless a poll is duly demanded and the demand is not withdrawn, a declaration by the chairman that a resolution has on a show of hands been carried or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

45.5	At general meetings, resolutions shall be put to the vote by the chairman and there shall be no requirement for the resolution to be proposed or seconded by any person.

46	Errors and disputes

46.1	No objection may be raised to the qualification of any person voting at a general meeting except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting is valid.

46.2	Any such objection must be referred to the chairman of the meeting, whose decision is final.

46.3	If any votes are counted which ought not to have been counted, or might have been rejected, the error shall not vitiate the result of the voting unless it is pointed out at the same meeting, or at any adjournment of the meeting, and, in the opinion of the chairman, it is of sufficient magnitude to vitiate the result of the voting.

47	Demanding a poll

47.1	On a poll every member, who (being an individual) is present in person or by proxy or (being a corporation) is present by a duly authorised representative or by proxy, shall have one vote for every share of which he is the holder. On a poll, a member entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

47.2	A poll on a resolution may be demanded:

47.2.1	in advance of the general meeting where it is to be put to the vote; or

47.2.2	at a general meeting, either before a show of hands on that resolution or immediately after the result of a show of hands on that resolution is declared.

47.3	A poll may be demanded by:

47.3.1	the chairman of the meeting;

47.3.2	the directors;

47.3.3	two or more persons having the right to vote on the resolution;

47.3.4	a person or persons representing not less than one tenth of the total voting rights of all the members having the right to vote on the resolution (excluding any voting rights attached to shares held as treasury shares); or

47.3.5	a person or persons holding shares conferring a right to vote on the resolution on which an aggregate sum has been paid up which is not less than one tenth of the total sum paid up on all the shares conferring that right (excluding shares held as treasury shares).

47.4	A demand for a poll may be withdrawn if:

47.4.1	the poll has not yet been taken; and

47.4.2	the chairman of the meeting consents to the withdrawal.

48	Procedure on a poll

48.1	Subject to these Articles, polls at general meetings must be taken when, where and in such manner as the chairman of the meeting directs.

48.2	The chairman of the meeting may appoint scrutineers (who need not be members) and decide how and when the result of the poll is to be declared.

48.3	The result of a poll shall be the decision of the meeting in respect of the resolution on which the poll was demanded.

48.4	A poll duly demanded on:

48.4.1	the election of the chairman of the meeting; or

48.4.2	a question of adjournment,

must be taken immediately.

48.5	Other polls must be taken within thirty days of their being demanded.

48.6	A demand for a poll (other than on the election of a chairman or any question of adjournment) does not prevent a general meeting from continuing, except as regards the question on which the poll was demanded. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made. If a poll is demanded alter the declaration of the result of a show of hands and the demand is duly withdrawn, the result of the show of hands shall be validated.

48.7	No notice need be given of a poll not taken immediately if the time and place at which it is to be taken are announced at the meeting at which it is demanded.

48.8	In any other case, at least seven days’ notice must be given specifying the time and place at which the poll is to be taken.

48.9	The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

49	No casting vote

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll was demanded shall not be entitled to a second or casting vote in addition to any other vote that he may have.

50	Voting by proxy

50.1	Subject to the provisions of these Articles, a member is entitled to appoint another person as his proxy to exercise all or any of his rights to attend and to speak and vote at a general meeting or general meetings. A member may appoint more than one proxy in relation to a meeting, provided that each proxy is appointed to exercise the rights attached to a different share or shares held by that member. When two or more valid but differing instruments of proxy are delivered in respect of the same share for use at the same meeting and in respect of the same matter, the one which is last validly delivered (regardless of its date or of the date of its execution) shall be treated as replacing and revoking the other or others as regards that share. If the Company is unable to determine which instrument was last validly delivered, none of them shall be treated as valid in respect of that share.

50.2	On a vote on a resolution on a show of hands at a meeting, every proxy present who has been duly appointed by one or more members entitled to vote on the resolution has one vote.

This is subject to Articles 50.3 and 50.4.

50.3	On a vote on a resolution on a show of hands at a meeting, a proxy has one vote for and one vote against the resolution if the proxy has been:

50.3.1	duly appointed by more than one member entitled to vote on the resolution; and

50.3.2	instructed by one or more of those members to vote for the resolution and by one or more other of those members to vote against it.

50.4	On a vote on a resolution on a show of hands at a meeting, a proxy shall have one vote for and one vote against the resolution if the proxy:

50.4.1	has been duly appointed by more than one member entitled to vote on the resolution;

50.4.2	has been instructed by one or more of those members to vote for the resolution (affirmative voting instructions) or by one or more of those members to vote against the resolution (negative voting instructions) and by one or more other of those members to use his own discretion in casting his vote; and

50.4.3	in its discretion, elects (where he has otherwise received affirmative voting instructions) to vote against the resolution, or (where he has otherwise received negative voting instructions) to vote for the resolution.

51	Content of proxy notices

51.1	Proxies may only validly be appointed by a notice in writing (proxy notice) which:

51.1.1	states the name and address of the member appointing the proxy;

51.1.2	identifies the person appointed to be that member’s proxy and the general meeting(s) in relation to which that person is appointed;

51.1.3	is signed by or on behalf of the member appointing the proxy, or is authenticated in such manner as the directors may determine; and

51.1.4	is delivered to the Company in accordance with these Articles and any instructions contained in the notice of the general meeting(s) (or adjourned meeting(s)) to which they relate.

51.2	The Company may require proxy notices to be delivered in a particular form, and may specify different forms for different purposes.

51.3	Proxy notices may specify how the proxy appointed under them is to vote (or that the proxy is to abstain from voting) on one or more resolutions and the proxy is obliged to vote or abstain from voting in accordance with the specified instructions. However, the Company is not obliged to check whether a proxy votes or abstains from voting as he has been instructed and shall incur no liability for failing to do so. Failure by a proxy to vote or abstain from voting as instructed at a meeting shall not invalidate proceedings at that meeting.

51.4	Unless a proxy notice indicates otherwise, it must be treated as:

51.4.1	allowing the person appointed under it as a proxy discretion as to how to vote on any ancillary or procedural resolutions or amendments to resolutions put to the meeting; and

51.4.2	appointing that person as a proxy in relation to any adjournment of the general meeting to which it relates as well as the meeting itself.

If a proxy notice is not signed by the person appointing the proxy, it must be accompanied by written evidence of the authority of the person who executed it to execute it on the appointor’s behalf.

52	Delivery of proxy notices

52.1	Any notice of a general meeting must specify the address or addresses (proxy notification address) at which the Company or its agents will receive proxy notices relating to that meeting, or any adjournment of it, delivered in hard copy or electronic form.

52.2	A person who is entitled to attend, speak or vote (either on a show of hands or on a poll) at a general meeting remains so entitled in respect of that meeting or any adjournment of it, even though a valid proxy notice has been delivered to the Company by or on behalf of that person.

52.3	Subject to Articles 52.4 and 52.5, a proxy notice must be delivered to a proxy notification address and received by the Company not less than forty-eight hours before the general meeting or adjourned meeting to which it relates.

52.4	In the case of a poll taken more than forty-eight hours after it is demanded, the notice must be delivered to a proxy notification address and received by the Company not less than twenty four hours before the time appointed for the taking of the poll.

52.5	In the case of a poll not taken during the meeting but taken not more than forty-eight hours after it was demanded, the proxy notice must be delivered and received by the Company at the meeting at which the poll was demanded to the chairman, secretary or any director.

52.6	Subject to Article 52.7, an instrument of proxy not deposited, delivered or received in a manner so permitted by Articles 52.3 to 52.5 inclusive shall be invalid. No proxy appointment shall be valid more than twelve months after the date of its receipt save that, unless the contrary is stated in it, an appointment of a proxy shall be valid for use at an adjourned meeting or a poll after a meeting or an adjourned meeting even after twelve months if it was valid for the original meeting.

52.7	A director, the secretary or some person authorised for the purpose by the secretary may:

52.7.1	accept a photocopy, or a copy delivered by facsimile transmission, of the instrument appointing the proxy (and of the power of attorney or other authority (if any) under which it is signed, or a copy of such authority certified notarially or in some other way approved by the directors); and/or

52.7.2	accept an instrument appointing a proxy which has not been properly executed or is not supported by the relevant documents as required by Article 51 as a valid instrument of proxy where such person determines, in good faith, that the documents deposited (including, where relevant, by electronic means) indicate in sufficient detail the member’s intention to appoint a proxy.

52.8	Subject to section 330 of CA 2006, a vote given or poll demanded in accordance with the terms of an instrument of proxy shall be valid notwithstanding the death or mental disorder of the principal or the revocation of the instrument of proxy or of the authority under which the instrument of proxy was executed or the transfer of any of the shares in respect of which the instrument of proxy is given, unless notice of such death, mental disorder, revocation or transfer shall have been delivered in writing by or on behalf of the person by whom or on whose behalf the proxy notice was given to a proxy notification address and received by the Company:

52.8.1	in the case of a general or adjourned meeting, not less than forty-eight hours before the time for holding the meeting or adjourned meeting at which the right to vote is to be exercised;

52.8.2	in the case of a poll taken more than forty-eight hours after it was demanded, not less than twenty-four before the time appointed for the taking of the poll; or

52.8.3	in the case of a poll not taken forthwith but not more than forty-eight hours after it was demanded, at the time at which it was demanded or twenty-four hours before the time appointed for the taking of the poll, whichever is later, and a notice which is not delivered and received in such manner shall be invalid.

52.9	In calculating the periods referred to in this Article 52, no account shall be taken of any part of a day that is not a working day.

53	Representation of corporations at meetings

Subject to CA 2006, a corporation (whether or not a company within the meaning of CA 2006) which is a member may, by resolution of its directors or other governing body, authorise one or more persons to act as its representative or representatives at a meeting of the Company or at a separate meeting of the holders of a class of shares of the Company (corporate representative). Any person so authorised shall (subject to section 323 of CA 2006) be entitled to exercise the same powers on behalf of the corporation (in respect of that part of the corporation’s holdings to which the authority relates) as the corporation could exercise if it were an individual member. A director, secretary or other person authorised for the purpose by the directors may require a corporate representative to produce a certified copy of the resolution of authorisation before permitting him to exercise his powers.

54	Amendments to resolutions

54.1	An ordinary resolution to be proposed at a general meeting may be amended by ordinary resolution if:

54.1.1	notice of the proposed amendment is given to the Company secretary in writing by a person entitled to vote at the general meeting at which it is to be proposed not less than forty-eight hours before the meeting is to take place (or such later time as the chairman of the meeting may determine); and

54.1.2	the proposed amendment does not, in the reasonable opinion of the chairman of the meeting, materially alter the scope of the resolution.

54.2	A special resolution to be proposed at a general meeting may be amended by ordinary resolution, if:

54.2.1	the chairman of the meeting proposes the amendment at the general meeting at which the resolution is to be proposed; and

54.2.2	the amendment does not go beyond what is necessary to correct a grammatical or other non-substantive error in the resolution.

54.3	If the chairman of the meeting, acting in good faith, wrongly decides that an amendment to a resolution is out of order, the chairman’s error does not invalidate the vote on that resolution.

RESTRICTIONS ON MEMBERS’ RIGHTS

55	No voting of shares on which money owed to Company

No voting rights attached to a share may be exercised either in person or by proxy, at any general meeting or at any separate meeting of the holders of any class of shares, at any adjournment of it, or on any poll called at or in relation to it, unless all amounts payable to the Company in respect of that share have been paid.

APPLICATION OF RULES TO CLASS MEETINGS

56	Class meetings

The provisions of these Articles relating to general meetings apply, with any necessary modifications, to meetings of the holders of any class of shares.

PART 4

SHARES AND DISTRIBUTIONS

57	Rights attaching to shares

57.1	The capital of the Company is divided into ordinary shares of £1 each (“Ordinary Shares”) and one redeemable preference share of £50,000 (Redeemable Preference Share), in each case with the rights and restrictions attached as set out below:

Ordinary Shares

57.1.1	Return of Capital: Each Ordinary Share shall rank equally with all other Ordinary Shares in the capital of the Company for any distribution made on a return of capital of the Company on a winding up or otherwise.

57.1.2	Dividend: Each Ordinary Share shall rank equally with all other Ordinary Shares in the capital of the Company for any dividend declared. Each holder of Ordinary Shares shall be entitled to receive dividends in proportion to the number of Ordinary Shares held by them.

57.1.3	Voting: Each holder of Ordinary Shares shall be entitled to receive notice of, attend and speak at, either in person or by proxy, any meeting of the Company or meeting of the holders of Ordinary Shares. On a vote on a poll on a resolution at any meeting at which he or it is present, (whether in person or by proxy) every holder of Ordinary Shares shall be entitled to exercise one vote for every Ordinary Share of which he or it is the holder.

57.1.4	Redemption and Transfer: The Ordinary Shares shall not be redeemable nor convertible into any other class of shares and are freely transferrable except as set out in these Articles.

Redeemable Preference Share

57.1.5	Return of Capital: On a distribution of assets of the Company among its members on a winding up or other return of capital (other than a redemption or purchase by the Company of its own shares), the holder of the Redeemable Preference Share shall be entitled, in priority to any holder of any other class of shares, to receive an amount equal to the aggregate of the capital paid up on the Redeemable Preference Share. Save as provided in this Article 57.1.5, the holder of the Redeemable Preference Share shall not be entitled to any participation in the profits or assets of the Company.

57.1.6	Dividend: The Redeemable Preference Share shall not carry any entitlement to dividends or to participate in any way in the income or profits of the Company.

57.1.7	Voting: The holder of the Redeemable Preference Share shall be entitled to receive notice of and to attend any general meeting of the Company but shall not have the right to vote in respect of the Redeemable Preference Share, save that if it is proposed at the meeting to consider any resolution which (i) abrogates or varies or otherwise directly affects the special rights and privileges attaching to the Redeemable Preference Share; or (ii) concerns an off-market buyback of shares pursuant to the CA 2006, the holder of the Redeemable Preference Share shall have the right to attend such a meeting and to speak and vote on such resolutions or any motions for adjournment of the meeting before such resolution is voted on. If entitled to vote at a general meeting of the Company, the holder of the Redeemable Preference Share present in person or by proxy (or, being a corporation by a duly authorised representative) shall have one vote in respect of the Redeemable Preference Share held by him.

57.1.8	Variation of Rights: The written consent of the holder of the Redeemable Preference Share is required if (i) the special rights and privileges attaching to the Redeemable Preference Share are to be varied or abrogated or otherwise directly affected in any way; and (ii) if any shares or securities are to be created, allotted or issued by the Company which rank in priority to or equally with the Redeemable Preference Share (or any right to call for the allotment or issue of such shares or securities is to be granted by the Company).

57.1.9	Transfer: The Redeemable Preference Share shall not be transferable, other than with the prior written consent of the Board.

57.1.10	Redemption: Subject to the CA 2006, the Company shall have the right at any time to redeem the Redeemable Preference Share by giving to the registered holder not less than two business days’ written notice of its intention to do so (Company’s Redemption Notice). The Company’s Redemption Notice must specify the amount payable on redemption (which shall be at its nominal amount) and the time (Company’s Redemption Date) and place at which:

57.1.10.1	the share certificate in respect of the Redeemable Preference Share must be delivered to the Company for cancellation; and

57.1.10.2	the Company shall pay to the registered holder of the Redeemable Preference Share to be redeemed the redemption money in respect of the Redeemable Preference Share (which may be satisfied either by payment in cash or by the Company releasing the holder of the Redeemable Preference Share from any undertaking to pay in respect of the nominal value of the Redeemable Preference Share that remains outstanding), and the holder of the Redeemable Preference Share to be redeemed shall be bound.

If the holder of the Redeemable Preference Share to be redeemed fails or refuses to surrender the share certificate (or indemnity) for the Redeemable Preference Share (or fails or refuses to accept the redemption money payable in respect of it in accordance with Article 57.1.10.2), the Company shall retain such money and hold it on trust for such holder but without interest or further obligation whatever. The Redeemable Preference Share shall not be redeemed otherwise than out of distributable profits or the proceeds of a fresh issue of shares made for the purposes of the redemption or out of capital to the extent permitted by the CA 2006 and the Redeemable Preference Share shall not be capable of reissue.

58	Allotment

Subject to the provisions of the Companies Acts and to any relevant authority of the Company in general required by the Companies Acts, unissued shares at the date of adoption of these Articles and any shares hereafter created and any shares held by the Company in treasury shall be at the disposal of the directors, who may allot (with or without conferring rights of renunciation), grant options over, offer, sell or otherwise deal with or dispose of them or rights to subscribe for or convert any security into shares to such persons (including the directors themselves), at such times and generally on such terms and conditions as the directors may decide, provided that no share shall be issued at a discount.

59	Powers to issue different classes of share

59.1	Subject to these Articles, but without prejudice to the rights attached to any existing share, the Company may issue shares with such rights or restrictions as may be determined by ordinary resolution or, if no such resolution has been passed or so far as the resolution does not make specific provision, as the directors may determine.

59.2	The Company may issue shares which are to be redeemed, or are liable to be redeemed at the option of the Company or the holder, and the directors may determine the terms, conditions and manner of redemption of any such shares.

60	Variation of class rights

60.1	Whenever the capital of the Company is divided into different classes of shares, the special rights attached to any class may only be varied or abrogated, either whilst the Company is a going concern or during or in contemplation of a winding up, in such manner (if any) as may be provided by such rights or in the absence of any such provision, with the consent of the holders of the issued shares of that class given in accordance with Article 60.2.

60.2	The consent of the holders of a class of shares may be given:

60.2.1	by a special resolution passed at a separate general meeting of the holders of the issued shares of that class; or

60.2.2	in writing in any form signed by or on behalf of the holders of three-quarters in nominal value of the issued shares of that class,

but not otherwise. To every such meeting, all the provisions of these Articles and CA 2006 relating to general meetings of the Company shall apply (with such amendments as may be necessary to give such provisions efficacy) but so that the necessary quorum shall be two holders of shares of the relevant class present in person or by proxy or members holding or representing not less than one third in nominal value of the issued shares of the relevant class (excluding any shares of that class held as treasury shares); that every holder of shares of the class shall be entitled on a poll to one vote for every such share held by him; and that any holder of shares of the class, present in person or by proxy or (being a corporation) by a duly authorised representative, may demand a poll. If at any adjourned meeting of such holders such quorum as aforesaid is not present, one person holding shares of the class who is present in person or by proxy shall be a quorum.

61	Deemed variation

Subject to the terms of issue of or rights attached to any shares, the rights or privileges attached to any class of shares shall be deemed not to be varied or abrogated by the creation or issue of any new shares ranking pari passu in all respects (save as to the date from which such new shares shall rank for dividend) with or subsequent to those already issued or by the reduction of the capital paid up on such shares or by the purchase or redemption by the Company of its own shares in accordance with the provisions of the Companies Acts and these Articles.

62	Payment of commissions on subscription for shares

62.1	The Company may pay any person a commission in consideration for that person:

62.1.1	subscribing, or agreeing to subscribe, for shares, or

62.1.2	procuring, or agreeing to procure, subscriptions for shares.

62.2	Any such commission may be paid:

62.2.1	in cash, or in fully paid or partly paid shares or other securities, or partly in one way and partly in the other, and

62.2.2	in respect of a conditional or an absolute subscription.

INTERESTS IN SHARES

63	Company not bound by less than absolute interests

Except as required by law, no person is to be recognised by the Company as holding any share upon any trust, and except as otherwise required by law or these Articles, the Company is not in any way to be bound by or recognise any interest in a share other than the holder’s absolute ownership of it and all the rights attaching to it.

SHARE CERTIFICATES

64	Certificates to be issued except in certain cases

64.1	The Company must issue each member with one or more certificates in respect of the shares which that member holds.

64.2	This Article does not apply to:

64.2.1	shares in respect of which a share warrant has been issued; or

64.2.2	shares in respect of which the Companies Acts permit the Company not to issue a certificate.

64.3	Except as otherwise specified in these Articles, all certificates must be issued free of charge.

64.4	No certificate may be issued in respect of shares of more than one class.

64.5	If more than one person holds a share, only one certificate may be issued in respect of it. Delivery of a certificate to the person first named on the register as the holder of such shares shall be sufficient delivery to all joint holders.

65	Contents and execution of share certificates

65.1	Every certificate must specify:

65.1.1	in respect of how many shares, of what class, it is issued;

65.1.2	the nominal value of those shares;

65.1.3	the amount paid up on them; and

65.1.4	any distinguishing numbers assigned to them.

65.2	Certificates must:

65.2.1	have affixed to them the Company’s common seal or an official seal which is a facsimile of the Company’s common seal with the addition on its face of the word “Securities” (securities seal); or

65.2.2	be otherwise executed in accordance with the Companies Acts.

66	Consolidated share certificates

66.1	When a member’s holding of shares of a particular class increases, the Company may issue that member with:

66.1.1	a single, consolidated certificate in respect of all the shares of a particular class which that member holds; or

66.1.2	a separate certificate in respect of only those shares by which that member’s holding has increased.

66.2	When a member’s holding of shares of a particular class is reduced, the Company must ensure that the member is issued with one or more certificates in respect of the number of shares held by the member after that reduction. But the Company need not (in the absence of a request from the member) issue any new certificate if:

66.2.1	all the shares which the member no longer holds as a result of the reduction; and

66.2.2	none of the shares which the member retains following the reduction,

were, immediately before the reduction, represented by the same certificate.

66.3	A member may request the Company, in writing, to replace:

66.3.1	the member’s separate certificates with a consolidated certificate; or

66.3.2	the member’s consolidated certificate with two or more separate certificates representing such proportion of the shares as the member may specify.

66.4	When the Company complies with such a request it may charge such reasonable fee as the directors may decide for doing so.

66.5	A consolidated certificate must not be issued unless any certificates which it is to replace have first been returned to the Company for cancellation.

67	Replacement share certificates

67.1	If a certificate issued in respect of a member’s shares is:

67.1.1	damaged or defaced; or

67.1.2	said to be lost, stolen or destroyed,

that member is entitled to be issued with a replacement certificate in respect of the same shares.

67.2	A member exercising the right to be issued with such a replacement certificate:

67.2.1	may at the same time exercise the right to be issued with a single certificate or separate certificates;

67.2.2	must return the certificate which is to be replaced to the Company if it is damaged or defaced; and

67.2.3	must comply with such conditions as to evidence, indemnity and the payment of a reasonable fee as the directors decide.

68	Share warrants

68.1	The directors may issue a share warrant in respect of any fully paid share.

68.2	Share warrants must be:

68.2.1	issued in such form; and

68.2.2	executed in such manner,

as the directors decide.

68.3	A share represented by a share warrant may be transferred by delivery of the warrant representing it.

68.4	The directors may make provision for the payment of dividends in respect of any share represented by a share warrant.

68.5	Subject to these Articles, the directors may decide the conditions on which any share warrant is issued. In particular, they may:

68.5.1	decide the conditions on which new warrants are to be issued in place of warrants which are damaged or defaced, or said to have been lost, stolen or destroyed;

68.5.2	decide the conditions on which bearers of warrants are entitled to attend and vote at general meetings;

68.5.3	decide the conditions subject to which bearers of warrants may surrender their warrant; and

68.5.4	vary the conditions of issue of any warrant from time to time,

and the bearer of a warrant is subject to the conditions and procedures in force in relation to it, whether or not they were decided or specified before the warrant was issued.

68.6	Subject to the conditions on which the warrants are issued from time to time, bearers of share warrants have the same rights and privileges as they would if their names had been included in the register as holders of the shares represented by their warrants.

68.7	The Company must not in any way be bound by or recognise any interest in a share represented by a share warrant other than the absolute right of the bearer of that warrant to that warrant.

PARTLY PAID SHARES

69	Company’s lien over partly paid shares

69.1	The Company has a lien (Company’s lien) over every share which is partly paid for any part of:

69.1.1	that share’s nominal value; and

69.1.2	any premium at which it was issued,

which has not been paid to the Company, and which is payable immediately or at some time in the future, whether or not a call notice has been sent in respect of it.

69.2	The Company’s lien over a share:

69.2.1	takes priority over any third party’s interest in that share; and

69.2.2	extends to any dividend or other money payable by the Company in respect of that share and (if the lien is enforced and the share is sold by the Company) the proceeds of sale of that share.

69.3	The directors may at any time decide that a share which is or would otherwise be subject to the Company’s lien shall not be subject to it, either wholly or in part.

70	Enforcement of the Company’s lien

70.1	Subject to the provisions of this Article, if:

70.1.1	a lien enforcement notice has been given in respect of a share; and

70.1.2	the person to whom the notice was given has failed to comply with it,

the Company may sell that share in such manner as the directors decide.

70.2	A lien enforcement notice:

70.2.1	may only be given in respect of a share which is subject to the Company’s lien, in respect of which a sum is payable and the due date for payment of that sum has passed;

70.2.2	must be in writing;

70.2.3	must specify the share concerned;

70.2.4	must require payment of the sum payable within 14 days of the notice;

70.2.5	must be addressed either to the holder of the share or to a person entitled to it by reason of the holder’s death, bankruptcy or otherwise; and

70.2.6	must state the Company’s intention to sell the share if the notice is not complied with.

70.3	Where shares are sold under this Article:

70.3.1	the directors may authorise any person to execute an instrument of transfer of the shares to the purchaser or a person nominated by the purchaser; and

70.3.2	the transferee is not bound to see to the application of the consideration, and the transferee’s title is not affected by any irregularity in or invalidity of the process leading to the sale.

70.4	The net proceeds of any such sale (after payment of the costs of sale and any other costs of enforcing the lien) must be applied:

70.4.1	first, in payment of so much of the sum for which the lien exists as was payable at the date of the lien enforcement notice;

70.4.2	second, to the person entitled to the shares at the date of the sale, but only after the certificate for the shares sold has been surrendered to the Company for cancellation or an indemnity in a form reasonably satisfactory to the directors has been given for any lost certificates, and subject to a lien equivalent to the Company’s lien for any money payable (whether payable immediately or at some time in the future) as existed over the shares before the sale in respect of all shares registered in the name of such person (whether as the sole registered holder or as one of several joint holders) after the date of the lien enforcement notice.

70.5	A statutory declaration by a director or the Company secretary that the declarant is a director or the Company secretary and that a share has been sold to satisfy the Company’s lien on a specified date:

70.5.1	is conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share; and

70.5.2	subject to compliance with any other formalities of transfer required by these Articles or by law, constitutes a good title to the share.

71	Call notices

71.1	Subject to these Articles and the terms on which shares are allotted, the directors may send a notice (call notice) to a member requiring the member to pay the Company a specified sum of money (call) which is payable in respect of shares which that member holds at the date when the directors decide to send the call notice.

71.2	A call notice:

71.2.1	may not require a member to pay a call which exceeds the total sum unpaid on that member’s shares (whether as to the share’s nominal value or any amount payable to the Company by way of premium);

71.2.2	must state when and how any call to which it relates it is to be paid; and

71.2.3	may permit or require the call to be paid by instalments.

71.3	A member must comply with the requirements of a call notice, but no member is obliged to pay any call before fourteen days have passed since the notice was sent.

71.4	Before the Company has received any call due under a call notice the directors may:

71.4.1	revoke it wholly or in part; or

71.4.2	specify a later time for payment than is specified in the notice,

by a further notice in writing to the member in respect of whose shares the call is made.

72	Liability to pay calls

72.1	Liability to pay a call is not extinguished or transferred by transferring the shares in respect of which it is required to be paid.

72.2	Joint holders of a share are jointly and severally liable to pay all calls in respect of that share.

72.3	Subject to the terms on which shares are allotted, the directors may, when issuing shares, provide that call notices sent to the holders of those shares may require them:

72.3.1	to pay calls which are not the same; or

72.3.2	to pay calls at different times.

73	When call notice need not be issued

73.1	A call notice need not be issued in respect of sums which are specified, in the terms on which a share is issued, as being payable to the Company in respect of that share (whether in respect of nominal value or premium):

73.1.1	on allotment;

73.1.2	on the occurrence of a particular event; or

73.1.3	on a date fixed by or in accordance with the terms of issue.

73.2	But if the due date for payment of such a sum has passed and it has not been paid, the holder of the share concerned is treated in all respects as having failed to comply with a call notice in respect of that sum, and is liable to the same consequences as regards the payment of interest and forfeiture.

74	Failure to comply with call notice: automatic consequences

74.1	If a person is liable to pay a call and fails to do so by the call payment date:

74.1.1	the directors may issue a notice of intended forfeiture to that person;

74.1.2	until the call is paid and unless the directors otherwise determines, no member shall be entitled to receive any dividend or to be present and vote at a general meeting or at any separate general meeting of the holders of any class of shares either in person or (save as proxy for another member) by proxy, or be reckoned in a quorum, or to exercise any other right or privilege as a member in respect of a share held by him unless and until he shall have paid all calls for the time being due and payable by him in respect of that share, whether alone or jointly with any other person, together with interest and expenses (if any) to the Company; and

74.1.3	until the call is paid, that person must pay the Company all costs, charges and expenses that the Company may have incurred by reason of such non-payment, together with interest on the call from the call payment date at the relevant rate.

74.2	For the purposes of this Article:

74.2.1	the call payment date is the time when the call notice states that a call is payable, unless the directors give a notice specifying a later date, in which case the “call payment date” is that later date;

74.2.2	the relevant rate is:

74.2.2.1	the rate fixed by the terms on which the share in respect of which the call is due was allotted;

74.2.2.2	such other rate as was fixed in the call notice which required payment of the call, or has otherwise been determined by the directors; or

74.2.2.3	if no rate is fixed in either of these ways, five per cent (5%) per annum.

74.3	The relevant rate must not exceed by more than five percentage points the base lending rate most recently set by the Monetary Policy Committee of the Bank of England in connection with its responsibilities under Part 2 of the Bank of England Act 1998.

74.4	The directors may waive any obligation to pay interest on a call wholly or in part.

75	Notice of intended forfeiture

75.1	A notice of intended forfeiture:

75.1.1	may be sent in respect of any share in respect of which a call has not been paid as required by a call notice;

75.1.2	must be sent to the holder of that share or to a person entitled to it by reason of the holder’s death, bankruptcy or otherwise;

75.1.3	must require payment of the call and any accrued interest by a date which is not less than fourteen days after the date of the notice;

75.1.4	must state how the payment is to be made; and

75.1.5	must state that if the notice is not complied with, the shares in respect of which the call is payable will be liable to be forfeited.

76	Directors’ power to forfeit shares

If a notice of intended forfeiture is not complied with before the date by which payment of the call is required in the notice of intended forfeiture, the directors may decide that any share in respect of which it was given is forfeited, and the forfeiture is to include all dividends or other moneys payable in respect of the forfeited shares and not paid before the forfeiture.

77	Effect of forfeiture

77.1	Subject to these Articles, the forfeiture of a share extinguishes:

77.1.1	all interests in that share, and all claims and demands against the Company in respect of it; and

77.1.2	all other rights and liabilities incidental to the share as between the person whose share it was prior to the forfeiture and the Company.

77.2	Any share which is forfeited in accordance with these Articles:

77.2.1	is deemed to have been forfeited when the directors decide that it is forfeited;

77.2.2	is deemed to be the property of the Company; and

77.2.3	may be sold, re-allotted or otherwise disposed of as the directors think fit.

77.3	If a person’s shares have been forfeited:

77.3.1	the Company must send that person notice that forfeiture has occurred and record it in the register of members;

77.3.2	that person ceases to be a member in respect of those shares;

77.3.3	that person must surrender the certificate for the shares forfeited to the Company for cancellation;

77.3.4	that person remains liable to the Company for all sums payable by that person under these Articles at the date of forfeiture in respect of those shares, including any interest (whether accrued before or after the date of forfeiture) in the same manner in all respects as if the shares had not been forfeited, and to satisfy all (if any) claims, demands and liabilities which the Company might have enforced in respect of the shares at the time of forfeiture; and

77.3.5	the directors may waive payment of such sums wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.

77.4	At any time before the Company disposes of a forfeited share, the directors may decide to cancel the forfeiture on payment of all calls and interest due in respect of it and on such other terms as they think fit.

78	Extinction of claims

The forfeiture of a share shall involve the extinction at the time of forfeiture of all interest in and all claims and demands against the Company in respect of the share and all other rights and liabilities incidental to the share as between the holder whose share is forfeited and the Company, except only such of those rights and liabilities as are by these Articles expressly saved, or as are by the statutes given or imposed in the case of past members.

79	Procedure following forfeiture

79.1	If a forfeited share is to be disposed of by being transferred, the Company may receive the consideration for the transfer and the directors may authorise any person to execute the instrument of transfer. An instrument of transfer executed by that person or a dematerialised instruction given at the request of that person, shall be as effective as if it had been executed or given by the holder of, or the person entitled by transmission to the share.

79.2	A statutory declaration by a director or the Company secretary that the declarant is a director or the Company secretary and that a share has been forfeited on a specified date:

79.2.1	is conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share; and

79.2.2	subject to compliance with any other formalities of transfer required by these Articles or by law, constitutes a good title to the share.

79.3	A person to whom a forfeited share is transferred is not bound to see to the application of the consideration (if any) nor is that person’s title to the share affected by any irregularity in or invalidity of the process leading to the forfeiture or transfer of the share.

79.4	If the Company sells a forfeited share, the person who held it prior to its forfeiture is entitled to receive from the Company the proceeds of such sale, net of any commission, and excluding any amount which:

79.4.1	was, or would have become, payable; and

79.4.2	had not, when that share was forfeited, been paid by that person in respect of that share,

but no interest is payable to such a person in respect of such proceeds and the Company is not required to account for any money earned on them.

80	Surrender of shares

80.1	A member may surrender any share:

80.1.1	in respect of which the directors may issue a notice of intended forfeiture;

80.1.2	which the directors may forfeit; or

80.1.3	which has been forfeited.

80.2	The directors may accept the surrender of any such share.

80.3	The effect of surrender on a share is the same as the effect of forfeiture on that share.

80.4	A share which has been surrendered may be dealt with in the same way as a share which has been forfeited.

TRANSFER AND TRANSMISSION OF SHARES

81	Transfers

81.1	In these Articles, a reference to the transfer of or transferring shares shall include any transfer, assignment, disposition or proposed or purported transfer, assignment or disposition:

81.1.1	of any share or shares of the Company; or

81.1.2	of any interest of any kind in any share or shares of the Company; or

81.1.3	of any right to receive or subscribe for any share or shares of the Company.

81.2	An obligation to transfer a share under these Articles shall be deemed to be an obligation to transfer the entire legal and beneficial interest in such share free from any lien, charge or other encumbrance.

82	Transfers of shares

82.1	Shares may be transferred by means of an instrument of transfer in any usual form or any other form approved by the directors, which is executed by or on behalf of:

82.1.1	the transferor; and

82.1.2	(if any of the shares is partly paid) the transferee.

82.2	The Company may retain any instrument of transfer which is registered.

82.3	The transferor remains the holder of a share until the transferee’s name is entered in the register of members as holder of it.

82.4	If the directors refuse to register the transfer of a share, the instrument of transfer must be returned to the transferee with the notice of refusal unless they suspect that the proposed transfer may be fraudulent.

83	Right to refuse registration

83.1	The directors may refuse to register the transfer of a share if:

83.1.1	the share is not fully paid;

83.1.2	the transfer is not lodged at the Company’s registered office or such other place as the directors have appointed;

83.1.3	the transfer is not accompanied by the certificate for the shares to which it relates, or such other evidence as the directors may reasonably require to show the transferor’s right to make the transfer, or evidence of the right of someone other than the transferor to make the transfer on the transferor’s behalf;

83.1.4	the transfer is in respect of more than one class of share; or

83.1.5	the transfer is in favour of more than four transferees.

83.2	If the directors refuse to register a transfer of a share they shall, as soon as practicable and in any event within two months after the date on which the transfer was lodged with the Company, send to the transferee notice of, and the reasons for, the refusal.

83.3	No fee may be charged for registering any instrument of transfer or other document relating to or affecting the title to any share.

84	Transmission of shares

84.1	If title to a share passes to a transmittee, the Company may only recognise the transmittee as having any title to that share.

84.2	Nothing in these Articles releases the estate of a deceased member from any liability in respect of a share solely or jointly held by that member.

85	Transmittees’ rights

85.1	A transmittee who produces such evidence of entitlement to shares as the directors may properly require:

85.1.1	may, subject to these Articles, choose either to become the holder of those shares or to have them transferred to another person; and

85.1.2	subject to these Articles, and pending any transfer of the shares to another person, has the same rights as the holder had.

85.2	Subject to Article 23.2, transmittees do not have the right to attend or vote at a general meeting in respect of shares to which they are entitled, by reason of the holder’s death or bankruptcy or otherwise, unless they become the holders of those shares.

86	Exercise of transmittees’ rights

86.1	Transmittees who wish to become the holders of shares to which they have become entitled must notify the Company in writing of that wish.

86.2	If a transmittee wishes to have a share transferred to another person, the transmittee must execute an instrument of transfer in respect of it.

86.3	Any transfer made or executed under this Article is to be treated as if it were made or executed by the person from whom the transmittee has derived rights in respect of the share, and as if the event which gave rise to the transmission had not occurred.

87	Transmittees bound by prior notices

87.1	If a notice is given to a member in respect of shares and a transmittee is entitled to those shares, the transmittee is bound by the notice if it was given to the member before the transmittee’s name or the name of any person nominated under Article 70 has been entered in the register of members.

88	Secured Institution transfers

88.1	Notwithstanding anything contained in these Articles or otherwise:

88.1.1	any pre-emption rights conferred on existing members or any other person by these Articles or otherwise and any other restrictions on or conditions applicable to the transfer of shares contained in these Articles or otherwise shall not apply to; and

88.1.2	the directors shall not refuse to register, nor suspend registration of,

any transfer of shares where such transfer is:

88.1.3	to a bank, lender, fund, financial institution or other person to which or to whom such shares are charged by way of security (whether as lender, agent, trustee or otherwise), or to any nominee or any transferee of such a bank, lender, fund, financial institution or other person (a “Secured Institution”);

88.1.4	executed by a Secured Institution or its nominee, pursuant to a power of sale or other power under any security document;

88.1.5	executed by a receiver or manager appointed by a Secured Institution pursuant to any security document; and/or

88.1.6	delivered to the company for registration by a Secured Institution or its nominee or by a receiver or manager appointed by a Secured Institution.

88.2	Any present or future lien on shares howsoever arising which the Company has shall not apply in respect of any shares that have been charged by way of security to, or otherwise secured in favour of a Secured Institution or that are transferred in accordance with the provisions of this Article.

88.3	Any present or future call notice shall not apply in respect of any shares that have been charged by way of security to, or otherwise secured in favour of, a Secured Institution or that are transferred in accordance with the provisions of this Article.

88.4	A certificate executed by the Secured Institution to which or whom such security interest has been or is being granted, certifying that the aforementioned shares are subject to such security, shall be conclusive evidence of such a fact.

88.5	A certificate executed by the Secured Institution or its nominee or by a receiver or manager appointed by the Secured Institution, certifying that the aforesaid transfer has been executed in accordance with the provisions of this Article, shall be conclusive evidence of such a fact.

88.6	For the purposes of this Article, “person” includes any person, individual, firm, company, corporation, government, state or agency of a state or any undertaking (within the meaning of section 1161(1) of the CA 2006) or other association (whether or not having separate legal personality) or any two or more of the foregoing.

CONSOLIDATION OF SHARES

89	Procedure for disposing of fractions of shares

89.1	This Article applies where:

89.1.1	there has been a consolidation or division of shares; and

89.1.2	as a result, members are entitled to fractions of shares.

89.2	The directors may:

89.2.1	sell the shares representing the fractions to any person including the Company for the best price reasonably obtainable;

89.2.2	authorise any person to execute an instrument of transfer of the shares to the purchaser or a person nominated by the purchaser; and

89.2.3	distribute the net proceeds of sale in due proportion among the holders of the shares.

89.3	The person to whom the shares are transferred is not obliged to ensure that any purchase money is received by the person entitled to the relevant fractions.

89.4	The transferee’s title to the shares is not affected by any irregularity in or invalidity of the process leading to their sale.

DISTRIBUTIONS

90	Procedure for declaring dividends

90.1	The Company may by ordinary resolution declare dividends, and the directors may decide to pay interim dividends.

90.2	A dividend must not be declared unless the directors have made a recommendation as to its amount. Such a dividend must not exceed the amount recommended by the directors and no dividend shall be paid in respect of any shares held by the Company as treasury shares.

90.3	No dividend may be declared or paid unless it is in accordance with members’ respective rights.

90.4	Unless the members’ resolution to declare or directors’ decision to pay a dividend, or the terms on which shares are issued, specify otherwise, it must be paid by reference to each member’s holding of shares on the date of the resolution or decision to declare or pay it.

90.5	If the Company’s share capital is divided into different classes, no interim dividend may be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears.

90.6	The directors may pay at intervals any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment.

90.7	If the directors act in good faith, they do not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on shares with deferred or non-preferred rights.

91	Calculation of dividends

91.1	Except as otherwise provided by these Articles or the rights attached to shares, all dividends must be:

91.1.1	declared and paid according to the amounts paid up on the shares on which the dividend is paid; and

91.1.2	apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.

91.2	If any share is issued on terms providing that it ranks for dividend as from a particular date, that share ranks for dividend accordingly.

91.3	For the purposes of calculating dividends, no account is to be taken of any amount which has been paid up on a share in advance of the due date for payment of that amount.

92	Payment of dividends and other distributions

92.1	Where a dividend or other sum which is a distribution is payable in respect of a share, it must be paid by one or more of the following means:

92.1.1	transfer to a bank or building society account specified by the distribution recipient in writing;

92.1.2	sending a cheque made payable to the distribution recipient by post to the distribution recipient at the distribution recipient’s registered address (if the distribution recipient is a holder of the share), or (in any other case) to an address specified by the distribution recipient in writing;

92.1.3	sending a cheque made payable to such person by post to such person at such address as the distribution recipient has specified in writing; or

92.1.4	any other means of payment as the directors agree with the distribution recipient writing.

92.2	In these Articles, the distribution recipient means, in respect of a share in respect of which a dividend or other sum is payable:

92.2.1	the holder of the share; or

92.2.2	if the share has two or more joint holders, whichever of them is named first in the register of members; or

92.2.3	if the holder is no longer entitled to the share by reason of death or bankruptcy, or otherwise by operation of law, the transmittee.

92.3	Every cheque, warrant, order or other form of payment is sent at the risk of the person entitled to the money represented by it, shall (where relevant) be crossed in accordance with the Cheques Act 1992 and shall be made payable to the person or persons entitled, or to such other person as the person or persons entitled may direct in writing. Payment of the cheque, warrant, order or other form of payment shall be a good discharge to the Company. If any such cheque, warrant, order or other form of payment has or shall be alleged to have been lost, stolen or destroyed, the directors may, at the request of the person entitled thereto, issue a replacement cheque or warrant or order or make payment in some other form, subject to compliance with such conditions as to evidence and indemnity and the payment of out of pocket expenses of the Company in connection with the request as the directors may think fit.

93	Deductions from distributions in respect of sums owed to the Company

93.1	If:

93.1.1	a share is subject to the Company’s lien; and

93.1.2	the directors are entitled to issue a lien enforcement notice in respect of it,

they may, instead of issuing a lien enforcement notice, deduct from any dividend or other sum payable in respect of the share any sum of money which is payable to the Company in respect of that share to the extent that they are entitled to require payment under a lien enforcement notice.

93.2	Money so deducted must be used to pay any of the sums payable in respect of that share.

93.3	The Company must notify the distribution recipient in writing of:

93.3.1	the fact and amount of any such deduction;

93.3.2	any non-payment of a dividend or other sum payable in respect of a share resulting from any such deduction; and

93.3.3	how the money deducted has been applied.

94	No interest on distributions

94.1	The Company may not pay interest on any dividend or other sum payable in respect of a share unless otherwise provided by:

94.1.1	the terms on which the share was issued; or

94.1.2	the provisions of another agreement between the holder of that share and the Company.

95	Uncashed dividends

If cheques, warrants or orders for dividends or other sums payable in respect of a share sent by the Company to the person entitled thereto are returned to the Company or left uncashed on two consecutive occasions or, following one occasion, reasonable enquiries have failed to establish any new address to be used for the purpose, the Company shall not be obliged to send any dividends or other monies payable in respect of that share due to that person until he notifies the Company of an address to be used for the purpose.

96	Unclaimed distributions

96.1	All dividends or other sums which are:

96.1.1	payable in respect of shares; and

96.1.2	unclaimed after having been declared or become payable,

may be invested or otherwise made use of by the directors for the benefit of the Company until claimed.

96.2	The payment of any such dividend or other sum into a separate account does not make the Company a trustee in respect of it.

96.3	If:

96.3.1	twelve years have passed from the date on which a dividend or other sum became due for payment; and

96.3.2	the distribution recipient has not claimed it,

the distribution recipient is no longer entitled to that dividend or other sum and it ceases to remain owing by the Company.

97	Non-cash distributions

97.1	Subject to the terms of issue of the share in question, the Company may, by ordinary resolution on the recommendation of the directors, decide to pay all or part of a dividend or other distribution payable in respect of a share by transferring non-cash assets of equivalent value (including, without limitation, shares or other securities in any company).

97.2	For the purposes of paying a non-cash distribution, the directors may make whatever arrangements they think fit, including, where any difficulty arises regarding the distribution:

97.2.1	fixing the value of any assets;

97.2.2	paying cash to any distribution recipient on the basis of that value in order to adjust the rights of recipients; and

97.2.3	vesting any assets in trustees.

98	Waiver of distributions

98.1	Distribution recipients may waive their entitlement to a dividend or other distribution payable in respect of a share by giving the Company notice in writing to that effect, but if:

98.1.1	the share has more than one holder; or

98.1.2	more than one person is entitled to the share, whether by reason of the death or bankruptcy of one or more joint holders, or otherwise,

the notice is not effective unless it is expressed to be given, and signed, by all the holders or persons otherwise entitled to the share.

99	Reserves

The directors may, before recommending any dividend (whether preferential or otherwise), carry to reserve out of the profits of the Company such sums as it thinks fit. All sums standing to reserve may be applied from time to time, at the discretion of the directors, for any purpose to which the profits of the Company may properly be applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments as the directors thinks fit. The directors may divide the reserve into such special funds as it thinks fit, and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided as it thinks fit. Any sum which the directors may carry to reserve out of the unrealised profits of the Company shall not be mixed with any reserve to which profits available for distribution have been carried. The directors may also, without placing the same to reserve, carry forward any profits which it may think prudent not to distribute.

CAPITALISATION OF PROFITS

100	Authority to capitalise and appropriation of capitalised sums

100.1	Subject to these Articles, the directors may, if they are so authorised by an ordinary resolution:

100.1.1	resolve to capitalise any profits of the Company (whether or not they are available for distribution) which are not required for paying a preferential dividend, or any sum standing to the credit of any reserve or fund of the Company which is available for distribution or standing to the credit of the Company’s share premium account or capital redemption reserve or other undistributable reserve; and

100.1.2	appropriate any sum which they so decide to capitalise (capitalised sum) to the persons who would have been entitled to it if it were distributed by way of dividend (persons entitled) and in the same proportions and unless the relevant resolution specifies otherwise, if on the relevant record date the Company holds as treasury shares any shares of the same class as those whose holders would be entitled to receive such notional distribution, then the Company is to be treated as if it were entitled to receive such distribution in respect of those treasury shares as would have been payable if a person other than the Company had held those treasury shares.

100.2	Capitalised sums must be applied:

100.2.1	on behalf of the persons entitled; and

100.2.2	in the same proportions as a dividend would have been distributed to them.

100.3	Any capitalised sum may be applied in paying up new shares of a nominal amount equal to the capitalised sum which are then allotted credited as fully paid to the persons entitled or as they may direct.

100.4	A capitalised sum which was appropriated from profits available for distribution may only be applied:

100.4.1	in or towards paying up any amounts unpaid on existing shares held by the persons entitled; or

100.4.2	in paying up new debentures of the Company which are then allotted credited as fully paid to the persons entitled or as they may direct,

provided that:

100.4.3	such capitalised sum is only appropriated from profits available for distribution; and

100.4.4	the amount of the net assets of the Company immediately prior to the time of payment is not less than the aggregate of the called up share capital of the Company and its undistributable reserves as shown in the latest audited accounts of the Company or such other accounts as may be relevant and would not be reduced below that aggregate by the payment thereof.

100.5	Subject to these Articles the directors may:

100.5.1	apply capitalised sums in accordance with Articles 100.3 or 100.4 or partly in one way and partly in another;

100.5.2	make such arrangements as they think fit to deal with shares or debentures becoming distributable in fractions under this Article (including the issuing of fractional certificates or the making of cash payments); and

100.5.3	authorise any person to enter into an agreement with the Company on behalf of all the persons entitled which is binding on them in respect of the allotment of shares and debentures to them under this Article.

100.6	Subject to the Companies Acts and to any rights conferred on the holders of any class of shares, the Company may by special resolution reduce its share capital, any capital redemption reserve, any share premium account or any other undistributable reserve in any way.

PART 5

MISCELLANEOUS PROVISIONS

COMMUNICATIONS

101	Means of communication to be used

101.1	Subject to these Articles, anything sent or supplied by or to the Company under these Articles may be sent or supplied in any way in which CA 2006 provides for documents or information which are authorised or required by any provision of CA 2006 to be sent or supplied by or to the Company.

101.2	Any notice, document or other information shall be deemed served on or delivered to the intended recipient:

101.2.1	if properly addressed and sent by prepaid United Kingdom first class post to an address in the United Kingdom, 48 hours after it was posted;

101.2.2	if properly addressed and delivered by hand, when it was given or left at the appropriate address;

101.2.3	if properly addressed and send or supplied by electronic means, 48 hours after the document or information was sent or supplied; and

101.2.4	if sent or supplied by means of a website, when the material is first made available on the website or (if later) when the recipient receives (or is deemed to have received) notice of the fact that the material is available on the website.

For the purposes of this Article 101.2, no account shall be taken of any part of a day that is not a working day.

101.3	In proving that any notice, document or other information was properly addressed, it shall be sufficient to show that the notice, document or other information was delivered to an address permitted for the purpose by CA 2006.

101.4	Subject to these Articles, any notice or document to be sent or supplied to a director in connection with the taking of decisions by directors may also be sent or supplied by the means by which that director has asked to be sent or supplied with such notices or documents for the time being.

101.5	A director may agree with the Company that notices or documents sent to that director in a particular way are to be deemed to have been received within a specified time of their being sent, and for the specified time to be less than 48 hours.

CAPITAL REDUCTIONS

102	Power to reduce capital in any way

102.1	In the case of joint holders of a share, all notices or documents shall be given to the joint holder whose name stands first in the register in respect of the joint holding. Notice so given shall be sufficient notice to all the joint holders. Where there are joint holders of a share, anything which needs to be agreed or specified in relation to any notice, document or other information to be sent or supplied to them can be agreed or specified by any one of the joint holders. The agreement or specification of the joint holder whose name stands earliest in the register will be accepted to the exclusion of the agreement or specification of any other joint holder(s) whose name(s) stand later in the register.

102.2	Where a member (or, in the case of joint holders, the person first named in the register) has a registered address outside the United Kingdom but has notified the Company of an address within the United Kingdom at which notices or other documents may be given to him, he shall be entitled to have notices given to him at that address or, where applicable, to be notified at that address of the availability of the notice, documents or other information on a website. Alternatively, a member whose registered address is outside the United Kingdom can give the Company an address for the purposes of communications in electronic form. If he does, notices, documents or other information may (at the Company’s absolute discretion), subject to these Articles, be sent or supplied to him at that address. Otherwise, no such member shall be entitled to receive any notice or document from the Company.

102.3	The Company may give notice to the transmittee of a member, by sending or delivering it in any manner authorised by these Articles for the giving of notice to a member, addressed to that person by name, or by the title, of representative of the deceased or trustee of the bankrupt or representative by operation of law or by any like description, at the address (if any) within the United Kingdom supplied for the purpose by the person claiming to be so entitled. Until such an address has been so supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy or operation of law had not occurred.

103	Failure to notify contact details

103.1	If:

103.1.1	the Company sends two consecutive documents to a member over a period of at least 12 months; and

103.1.2	each of those documents is returned undelivered, or the Company receives notification that it has not been delivered,

that member ceases to be entitled to receive notices from the Company.

103.2	A member who has ceased to be entitled to receive notices from the Company becomes entitled to receive such notices again by sending the Company:

103.2.1	a new address to be recorded in the register of members; or

103.2.2	if the member has agreed that the Company should use a means of communication other than sending things to such an address, the information that the Company needs to use that means of communication effectively.

104	Notice by advertisement

Any notice to be given by the Company to the members or any of them, and not otherwise provided for by these Articles, shall be sufficiently given if given by advertisement in at least one national newspaper published in the United Kingdom and, where the Company keeps an overseas branch register, in at least, one daily newspaper published in the territory in which such register is maintained. Any notice given by advertisement shall be deemed to have been served at noon on the day on which the advertisement first appears.

ADMINISTRATIVE ARRANGEMENTS

105	Company seals

105.1	Any common seal may only be used by the authority of the directors.

105.2	The directors may decide by what means and in what form any common seal or securities seal is to be used.

105.3	Unless otherwise decided by the directors, if the Company has a common seal and it is affixed to a document, the document must also be signed either by at least two authorised persons or by at least one authorised person in the presence of a witness who attests the signature.

105.4	For the purposes of this Article, an authorised person is:

105.4.1	any director of the Company;

105.4.2	the Company secretary; or

105.4.3	any person authorised by the directors for the purpose of signing documents to which the common seal is applied.

105.5	If the Company has an official seal for use abroad, it may only be affixed to a document if its use on that document, or documents of a class to which it belongs, has been authorised by a decision of the directors.

105.6	If the Company has a securities seal, it may only be affixed to securities by the Company secretary or a person authorised to apply it to securities by the Company secretary.

105.7	For the purposes of these Articles, references to the securities seal being affixed to any document include the reproduction of the image of that seal on or in a document by any mechanical or electronic means which has been approved by the directors in relation to that document or documents of a class to which it belongs.

106	Destruction of documents

106.1	The Company is entitled to destroy:

106.1.1	all instruments of transfer of shares which have been registered, and all other documents on the basis of which any entries are made in the register of members, from six years after the date of registration;

106.1.2	all dividend mandates, variations or cancellations of dividend mandates, and notifications of change of address, from two years after they have been recorded;

106.1.3	all share certificates which have been cancelled from one year after the date of the cancellation;

106.1.4	all paid dividend warrants and cheques from one year after the date of actual payment;

106.1.5	all proxy notices from one year after the end of the meeting or poll to which the proxy notice relates; and

106.1.6	any other document on the basis of which any entry in the register is made, after six years from the date on which an entry was first made in the register in respect of it,

provided that the Company may destroy any such type of document at a date earlier than that authorised by this Article if a copy of such document is retained on microfilm or by other similar means on which such copy is retained until the expiration of the period applicable to the destruction of the original of such document.

106.2	If the Company destroys a document in good faith, in accordance with these Articles, and without notice of any claim to which that document may be relevant, it is conclusively presumed in favour of the Company that:

106.2.1	entries in the register purporting to have been made on the basis of an instrument of transfer or other document so destroyed were duly and properly made;

106.2.2	any instrument of transfer so destroyed was a valid and effective instrument duly and properly registered;

106.2.3	any share certificate so destroyed was a valid and effective certificate duly and properly cancelled; and

106.2.4	any other document so destroyed was a valid and effective document in accordance with its recorded particulars in the books or records of the Company.

106.3	This Article does not impose on the Company any liability which it would not otherwise have if it destroys any document before the time at which this Article permits it to do so.

106.4	In this Article, references to the destruction of any document include a reference to its being disposed of in any manner.

107	Accounts to be sent to members

Except as provided in Article 108, a printed copy of the directors’ and auditors’ reports (and where applicable, the directors’ remuneration report) accompanied by printed copies of the annual accounts shall, not less than twenty-one days before the general meeting before which they are to be laid, be delivered in accordance with Article 101 to every member and holder of debentures of the Company and to the auditors and to every other person who is entitled to receive notice of general meetings in accordance with Article 39.4. However, this Article shall not require a copy of those documents to be sent to any person who under the provisions of these Articles is not entitled to receive notices from the Company or of whose address the Company is unaware or to any holder of debentures of whose address the Company is unaware or to more than one of the joint holders of any shares or debentures. If all or any of the shares in or debentures of the Company are listed or dealt in on any stock exchange, there shall at the same time be forwarded to the secretary of that stock exchange such number of copies of each of those documents as the regulations of that stock exchange may require.

108	Summary financial statements

The Company may, in accordance with section 426 of CA 2006 and any regulations made under it, send a summary financial statement to any member instead of or in addition to the documents referred to in Article 107. Where it does so, the statement shall be delivered to the member not less than twenty-one days before the annual general meeting before which those documents are to be laid.

109	No right to inspect accounts and other records

Except as provided by law or authorised by the directors or an ordinary resolution of the Company, no person is entitled to inspect any of the Company’s accounting or other records or documents merely by virtue of being a member.

110	Provision for employees on cessation of business

The directors may decide to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries (other than a director or former director or shadow director) in connection with the cessation or transfer to any person of the whole or part of the undertaking of the Company or that subsidiary.

111	Record dates

Notwithstanding any other provision of these Articles but without prejudice to the rights attached to any shares and subject always to the Companies Acts the Company or the directors may by resolution specify any date (record date) as the date at the close of business (or such other time as the directors may determine) on which persons registered as the holders of shares or other securities shall be entitled to receipt of any dividend, distribution, interest, allotment, issue, notice, information, document or circular and such record date may be on or at any time before the date on which the same is paid, made, given or served or (in the case of any dividend, distribution, interest, allotment or issue) at any time after the same is recommended, resolved, declared or announced but without prejudice to the rights inter se in respect of the same of transferors and transferees of any such shares or other securities. No change in the register of such holders after the record date shall invalidate the same.

DIRECTORS’ INDEMNITY AND INSURANCE

112	Indemnity

112.1	Subject to Article 112.2, but without prejudice to any indemnity to which a relevant officer is otherwise entitled:

112.1.1	each relevant officer shall be indemnified out of the Company’s assets against all costs, charges, losses, expenses and liabilities incurred by him as a relevant officer:

112.1.1.1	in the actual or purported execution and/or discharge of his duties, or in relation to them; and

112.1.1.2	in relation to the Company’s (or any associated company’s) activities as trustee of an occupational pension scheme (as defined in section 235(6) of CA 2006),

including (in each case) any liability incurred by him in defending any civil or criminal proceedings in which judgment is given in his favour or in which he is acquitted or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part or in connection with any application in which the court grants him, in his capacity as a relevant officer, relief from liability for negligence, default, breach of duty or breach of trust in relation to the Company’s (or any associated company’s) affairs; and

112.1.2	the Company may provide any relevant officer with funds to meet expenditure incurred or to be incurred by him in connection with any proceedings or application referred to in Article 112.1.1 and otherwise may take any action to enable any such relevant officer to avoid incurring such expenditure.

112.2	This Article does not authorise any indemnity which would be prohibited or rendered void by any provision of the Companies Acts or by any other provision of law.

112.3	In this Article 112:

112.3.1	companies are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate; and

112.3.2	a relevant officer means any director or alternate director or other officer or former director or other officer of the Company or an associated company (including any company which is a trustee of an occupational pension scheme (as defined by section 235(6) of CA 2006) and may, if the members so decide, include any person engaged by the Company (or any associated company) as auditor (whether or not he is also a director or other officer), to the extent he acts in his capacity as auditor).

113	Insurance

113.1	The directors may decide to purchase and maintain insurance, at the expense of the Company, for the benefit of any relevant officer in respect of any relevant loss.

113.2	In this Article 113:

113.2.1	a relevant officer means any director or alternate director or other officer or former director or other officer of the Company or an associated company (including any company which is a trustee of an occupational pension scheme (as defined by section 235(6) of CA 2006);

113.2.2	a relevant loss means any loss or liability which has been or may be incurred by a relevant officer in connection with that officer’s duties or powers in relation to the Company, any associated company or any pension fund or employees’ share scheme of the Company or associated company; and

113.2.3	companies are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate.